UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Bed Bath & Beyond Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:	9:00 A.M. on Thursday, July 25, 2019

Place:	The Madison Hotel One Convent Road Morristown, New Jersey 07960

Items of Business:

(1)	To elect 13 directors until the Annual Meeting in 2020 and until their respective successors have been elected and qualified (Proposal 1).

(2)	To ratify the appointment of KPMG LLP as independent auditors for the 2019 fiscal year (Proposal 2).

(3)	To consider the approval, by non-binding vote, of the 2018 compensation paid to the Company’s Named Executive Officers (commonly known as a “say-on-pay” proposal) (Proposal 3).

(4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments.

Record Date: You can vote if you were a shareholder of record on May 29, 2019.

Proxy Voting: It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote online, via telephone or to fill out the enclosed proxy card and return it to us in the envelope provided. No postage is required.

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting of Shareholders to be held on July 25, 2019: this Notice of the 2019 Annual Meeting of Shareholders, Proxy Statement and the Company’s 2018 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2019

i

Dear Fellow Shareholders,

Over the last few years, the retail sector has experienced massive changes. We at Bed Bath & Beyond have not been immune. While Bed Bath & Beyond continues to maintain its great brands, strong customer affinity and hardworking associates, we acknowledge the need to improve our financial performance and enhance our competitive positioning — and this work has been, and continues to be, underway as part of our overarching business transformation.

Underlying these efforts are our nine newest directors who joined the Board this year, expanding our Board to 13 directors — 12 of whom are independent, seven of whom are women and all of whom have been selected for their complementary skill sets and shared commitment to improve the Company’s performance and drive value for all Bed Bath & Beyond stakeholders as the business continues to evolve. This transformed Board brings rich diversity of perspectives, backgrounds, ages, gender, race and ethnicity and reflects the diversity of the Company’s loyal customers and dedicated associates. Perhaps most importantly, this Board is well equipped to oversee and drive the intensive business transformation underway.

As agents of change, the newly refreshed Board has already made announcements that are worth your consideration:

•

We named Mary A. Winston, a newly appointed director and a seasoned public company executive, Interim CEO. Ms. Winston has an extensive background in all aspects of financing and accounting, as well as experience in M&A, corporate strategy, cost restructuring programs, corporate governance/compliance and investor relations/communications.

•

We formed a CEO Search Committee that is actively searching for a permanent CEO to lead Bed Bath & Beyond and reposition our Company for future growth. We are placing an emphasis on identifying a leader who has a multi-faceted skill set including transformation and innovation experience in the retail sector, as well as ecommerce and marketing experience.

•

We created a Business Transformation and Strategy Review Committee to support the Board’s oversight and review of the Company’s on-going business transformation, navigate the evolving retail environment and identify opportunities to accelerate the Company’s evolution. The committee is chaired by Andrea Weiss, a newly appointed independent Board member and long-time retail executive.

•	We reconstituted all Board committees and appointed new committee chairs.

We encourage you to read the pages that follow focusing on our operating position, our enhanced governance structure, our updated compensation program and our demonstrated willingness to build creatively and quickly on a 48-year history to improve our financial performance and competitive position. Across our Company we — our Board, our leadership team and our associates — are focused on delighting our customers and delivering long-term value for our shareholders.

With these positive changes in mind, we ask for your voting support, which we believe we have worked hard to earn. Additionally, we provide FAQs at the back of this proxy statement to facilitate your voting, and include information throughout to inform your important decisions.

Sincerely,

Patrick R. Gaston,

Independent Chairman of the Board of Directors

ii

BED BATH & BEYOND AT A GLANCE

Who are We?

Bed Bath & Beyond is an omni-channel retailer of goods and services that help make a house a home, and through our various service offerings, we connect with our customers throughout certain life events such as getting married, moving to a new home, having a baby, going to college and decorating a room. We provide jobs to approximately 62,000 people and invest in our associates with training and benefits to enhance their lives, our customers’ experiences and our shareholders’ returns.

What Challenges Have We Faced?

We have felt the effects of:

•	The upheaval in the traditional retail sector

•	Shifting supply chain dynamics

•	Rapidly changing opportunities created by technology

•	The expenses incurred to operate as an omni-channel retailer

What Makes Us Strong?

•	We have scale: we operate over 1,500 stores (comprising ~43.1M sq. ft.) in the US and Canada, as well as digitally across the globe. Scale gives us visibility, experience and stability.

•	The success of the Company is dependent, in part, on its ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve.

•	Comparable sales from the Company’s customer-facing digital channels have experienced strong growth.

•

We have almost a half century of experience. Although we’ve suffered setbacks, we believe it is the getting up, not the falling down, that demonstrates sustainability. We continue to focus on driving long-term success.

•	We have not mortgaged our future, as have some in the retail sector. We have:

•	~940,000 sq. ft. within 23 leased and owned facilities for procurement and corporate office functions as of March 2, 2019

•	Modest leverage of 0.8x net debt/EBITDA as of the end of fiscal 2018

•	A strong cash position

•	~$1B of cash and investments and $0.6B of net debt as of the end of fiscal 2018

•	Opened a total of 17 new stores and closed 37 stores during fiscal 2018

•	Maintained the financial discipline to return cash to shareholders via share buyback and dividends

•	We are already paying forward our ability to pivot and grow:

•	We have invested in sophisticated omni-channel conduits

•	We have invested in a comprehensive energy management system which we expect to generate significant savings and enhance our products’ appeal to environmentally conscious customers

•	More than half of our 41 solar installations provide more than 50% of the facilities’ energy

•	We have invested in our associates’ training and wellbeing, which pays forward in terms of our ability to manage turnover and enhance customers’ experience and shareholders’ returns

•	We have the willingness and the technology to manage our supply chain and inventory management systems more cost effectively

•	We have a diverse and refreshed Board, including seven of our 13 directors that are female, reflecting our core customer base; and 12 of our 13 directors that are new in the past two years

•	Our Board includes leading representatives of shareholders, as well as industry, technology, human capital and management experts

•	We have a strong governance foundation and active shareholder engagement

ANNUAL MEETING OF SHAREHOLDERS

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Bed Bath & Beyond Inc. (the “Company,” “we,” or “us”), a New York corporation, to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Madison Hotel, One Convent Road, Morristown, New Jersey 07960 on Thursday, July 25, 2019 at 9:00 A.M., for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company’s principal executive offices are located at 650 Liberty Avenue, Union, New Jersey 07083. The approximate date on which this Proxy Statement and accompanying Form of Proxy will be mailed to shareholders is July 1, 2019.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 25, 2019

The proxy materials for the Annual Meeting of Shareholders, including the Proxy Statement and the Company’s 2018 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2019

OUR DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS

WHO WE ARE

The Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, has nominated the 13 people named below for election as directors, with all 13 individuals being nominated to serve for a one-year term expiring at the 2020 Annual Meeting. All of the nominees for director currently serve as directors. Of the 13 directors, four (Stephanie Bell-Rose, Patrick R. Gaston, JB Osborne and Virginia P. Ruesterholz) were elected by the Company’s shareholders at the 2018 Annual Meeting, five (Harriet Edelman, Harsha Ramalingam, Andrea Weiss, Mary A. Winston and Ann Yerger) were recommended by the Nominating and Corporate Governance Committee and appointed by the Board to serve as directors effective May 1, 2019, and four (John E. Fleming, Sue E. Gove, Jeffrey A. Kirwan and Joshua E. Schechter) were recommended by the Nominating and Corporate Governance Committee and appointed by the Board to serve as directors effective May 29, 2019 pursuant to the Cooperation and Support Agreement (as defined below).

Information concerning our nominees as of the record date, and the key experience, qualifications and skills they bring to our Board is provided below. The below charts show the diversity, tenure, age and independence of our Board. The Board of Directors recommends that shareholders vote FOR the election of the 13 director nominees.

Director Diversity

7 of 13
Are Women

30%
Are Ethnically Diverse

Director Tenure

3+ years
1-2 years
<1 year

12 Directors Appointed Within the Last Two Years

Director Age

Average age: ~ **56**

60's
7
50's
4
40's
1
30's
1

Director Independence

12 of 13
directors are independent

PROPOSAL 1—ELECTION OF DIRECTORS

Board Nominees and Qualifications

Patrick R.
Gaston

CEO, Gaston Consulting LLC

Age: 61

Independent Chairman since 2019

Independent Director since 2007

Public and Select Private

Board Membership

NAACP Foundation

America’s Charities

KidSpirit, Inc.

Eden Reforestation Projects

Qualifications

•    Brand Marketing / Product Merchandising

•    Corporate Finance / Capital Markets / Financial Acumen

•    Diversity

•    Human Resources and Organizational Development

•    Industry Experience

•    International Experience

•    Operations Management Experience

•    Public Affairs and Public Policy

•    Senior Leadership & Strategic Planning

Experience

•    Chief Executive Officer, Gaston Consulting LLC (2016 – present)

•    Adjunct Professor of Business Management, Community College of Denver (2017 – 2018)

•    President, Western Union Foundation (2013 – 2016)

•    Executive in Residence and Senior Advisor, Clinton Bush Haiti Fund (2011)

•    President, Verizon Foundation (2003 – 2011)

•    Various management positions at Verizon Communications, Inc. (1984 – 2011)

Education

•    BS, Management, University of Massachusetts

•    International Certificate in Business, Ecole Superieure De Commerce, Reims, France

•    MBA, Northeastern University

Also

Patrick is a lover of impressionist art and lived in France in the 80s. He is also passionate about working on issues that support youth development and education and has worked diligently on workforce education and economic development.

PROPOSAL 1—ELECTION OF DIRECTORS

Mary A. Winston Interim CEO, Bed Bath & Beyond Age: 57 Director since 2019 Public and Select Private Board Membership Acuity Brands, Inc. Domtar Corporation Dover Corporation

Qualifications

•    Corporate Finance / Capital Markets / Financial Acumen

•    Diversity

•    Industry Experience

•    International Experience

•    Public Company Board Service / Corporate Governance

•    Senior Leadership & Strategic Planning

Experience

•    Interim Chief Executive Officer, Bed Bath & Beyond Inc. (May 2019 – present)

•    President and Founder, WinsCo Enterprises Inc. (2016 – present)

•    Executive Vice President and Chief Financial Officer, Family Dollar Stores Inc. (2012 – 2015)

•    Senior Vice President and Chief Financial Officer, Giant Eagle, Inc. (2008 – 2012)

•    Executive Vice President and Chief Financial Officer, Scholastic Corporation (2004 – 2007)

•    Various positions, including Vice President and Controller, Visteon Corporation (2002 – 2004), and Vice President, Global Financial Operations, Pfizer Inc. Pharmaceuticals Group (1995 – 2002)

•    Started her career as a CPA and auditor at Arthur Andersen & Co.

Education

•    BBA, Accounting, University of Wisconsin, Milwaukee

•    MBA, Finance, Marketing and International Business, Northwestern University’s Kellogg Graduate School

•    CPA

Also

Mary is passionate about travel, exercise and spending time with family.

PROPOSAL 1—ELECTION OF DIRECTORS

Stephanie
Bell-Rose

Senior Managing Director, Corporate Strategy, TIAA and Head of TIAA Thought Leadership Governing Board and Head of TIAA Institute

Age: 61

Independent Director since 2018

Public and Select Private Board Membership

The John S. and James L. Knight Foundation, Trustee

Council on Foundations, Trustee

Public Welfare Foundation, Trustee

Barnes Foundation, Trustee Emerita

American Museum of Natural History, Honorary Trustee

Qualifications

•    Corporate Finance / Capital Markets / Financial Acumen

•    Diversity

•    International Experience

•    Operations Management Experience

•    Senior Leadership & Strategic Planning

Experience

•    Senior Managing Director, Corporate Strategy, TIAA and Head of TIAA Thought Leadership Governing Board and Head of TIAA Institute (2010 - present)

•    Managing Director and President of its foundation, The Goldman Sachs Group, Inc. (1999 –2009)

•    Counsel and Program Officer, The Andrew W. Mellon Foundation (1988 – 1999)

Education

•    AB, Harvard University

•    JD, Harvard University

•    MPA, Harvard University

Also

Stephanie is interested in history and family genealogy.

PROPOSAL 1—ELECTION OF DIRECTORS

Harriet
Edelman

Vice Chairman,
Emigrant Bank

Age: 63

Independent Director since 2019

Public and Select Private Board Membership

Assurant, Inc.

Brinker International, Inc.

Bucknell University Board of Trustees, Vice Chairman, member of the Executive, Finance and Nominating & Governance Committees

Qualifications

•    Brand Marketing / Product Merchandising

•    Corporate Finance / Capital Markets / Financial Acumen

•    Diversity

•    Industry Experience

•    International Experience

•    Operations Management and Supply Chain

•    Public Company Board Service / Corporate Governance (15+ years)

•    Regulatory and Government Relations

•    Senior Leadership & Strategic Planning

•    Technology / Data Security

Experience

•    Vice Chairman, Emigrant Bank (2010 – present)

•    Special Advisor to the Chairman, Emigrant Bank (2008 – 2010)

•    Various positions including Senior Vice President and Chief Information Officer, Business Transformation and Senior Vice President, Global Supply Chain, Avon Products, Inc. (1979 – 2008)

Education

•    Bachelor of Music, Bucknell University

•    MBA, Fordham Gabelli School of Business

Also

Harriet is a loyal Bed Bath & Beyond customer who loves family, music, exercise and the outdoors.

PROPOSAL 1—ELECTION OF DIRECTORS

John E.
Fleming

Former Chief Executive Officer of Global eCommerce, Uniqlo Co. Ltd.

Age: 60

Independent Director since 2019

Public and Select Private Board Membership

UNTUCKit LLC

r21Holdings, Inc.

The Visual Comfort Group

USA Hockey Foundation

Qualifications

•    Brand Marketing / Product Merchandising

•    Industry Experience

•    International Experience

•    Operations Management Experience

•    Public Company Board Service / Corporate Governance

•    Real Estate

•    Senior Leadership & Strategic Planning

•    Technology / Data Security

Experience

•    Chief Executive Officer of Global eCommerce, Uniqlo Co. Ltd. (2013 – 2016)

•    Executive Vice President, Chief Merchandising Officer, Walmart, Inc. (2007 – 2010)

•    Executive Vice President, Chief Marketing Officer, Walmart, Inc. (2005 – 2006)

•    Chief Executive Officer, Walmart.com (2001 – 2005)

•    Chief Merchandising Officer, Walmart.com (2000 – 2001)

•    Various positions including Senior Vice President of Merchandising, Dayton Hudson (1981 – 2000)

Education

•    BA, Colorado College

Also

John is from a four generation hockey family and enjoys travel, cooking, hiking and being near water.

PROPOSAL 1—ELECTION OF DIRECTORS

Sue E. Gove President, Excelsior Advisors, LLC Age: 60 Independent Director since 2019 Public and Select Private Board Membership Tailored Brands, Inc. IAA, Inc.

Qualifications

•    Brand Marketing / Product Merchandising

•    Corporate Finance/ Capital Markets / Financial Acumen

•    Diversity

•    Industry Experience

•    International Experience

•    Operations Management Expertise

•    Public Company Board Service / Corporate Governance (15+ years)

•    Real Estate

•    Senior Leadership & Strategic Planning

Experience

•    Senior Advisor, Alvarez & Marsal (2017 – 2019)

•    President, Excelsior Advisors, LLC (2014 – present)

•    President and Chief Executive Officer, Golfsmith International Holdings, Inc. (2012 – 2014)

•    President, Golfsmith International Holdings, Inc. (2012 – 2014)

•    Chief Financial Officer, Golfsmith International Holdings, Inc. (2009 – 2012)

•    Chief Operating Officer, Golfsmith International Holdings, Inc. (2008 – 2012)

•    Executive Vice President, Golfsmith International Holdings, Inc. (2008 – 2012)

•    Chief Financial Officer, Zale Corporation (1997 – 2003)

•    Various senior financial, operating and strategic roles, culminating in the EVP and Chief Operating Officer role, Zale Corporation (1980 – 2006)

Education

•    BBA, Accounting, University of Texas at Austin

Also

Sue enjoys golf, tennis and entertaining.

PROPOSAL 1—ELECTION OF DIRECTORS

Jeffrey A. Kirwan Former Global President and Chief Executive Officer, Gap division of The Gap, Inc. Age: 52 Independent Director since 2019

Qualifications

•    Brand Marketing / Product Merchandising

•    Industry Experience

•    International Experience

•    Operations Management Experience

•    Real Estate

•    Senior Leadership & Strategic Planning

•    Technology / Data Security

Experience

•    Global President and Chief Executive Officer, Gap division of The Gap, Inc. (2014 – 2018)

•    Executive Vice President and President, Gap China (2013 – 2014)

•    Senior Vice President, Managing Director and Chief Operating Officer, Gap China (2011 – 2013)

•    Senior Vice President, Stores and Operations, Old Navy (2008 – 2011)

•    Senior Vice President and General Manager, Old Navy Canada (2008 – 2008)

•    Vice President and General Manager, Old Navy Canada (2007 – 2008)

Education

•    BS, Rhode Island College

•    MBA, the University of Maryland University College

Also

Jeff is an avid surfer, passionate about travel, enjoys learning about other cultures, spending time with family and continues to practice speaking Mandarin.

Johnathan B. (JB) Osborne CEO, Red Antler Age: 38 Independent Director since 2018

Qualifications

•    Advertising

•    Brand Marketing / Product Merchandising

•    Corporate Finance / Capital Markets / Financial Acumen

•    Industry Experience

•    International Experience

•    Operations Management Expertise

•    Product Innovation

•    Senior Leadership & Strategic Planning

•    Technology

Experience

•    CEO & Co-Founder, Red Antler (2007 – present)

•    US Director and opened the New York office, Consortium (2006 – 2007)

•    Account Supervisor, Saatchi & Saatchi (2003 – 2006)

Education

•    BS, Applied Economics and Management, Magna Cum Laude, Cornell University

Also

JB originally moved to New York with aspirations of playing in a rock band, but happily found entrepreneurship and now lives in Brooklyn with his wife Arielle, their incredibly cute son August, dog Brodie and a lot of plants.

PROPOSAL 1—ELECTION OF DIRECTORS

Harsha Ramalingam President and Owner, Ramalingam Consulting Age: 60 Independent Director since 2019 Public and Select Private Board Membership SAL Holdco Corp.

Qualifications

•    Corporate Finance / Capital Markets / Financial Acumen

•    Diversity

•    Industry Experience

•    International Experience

•    Operations Management Experience

•    Public Company Board Service / Corporate Governance

•    Senior Leadership & Strategic Planning

•    Technology / Data Security

Experience

•    Senior Advisor, The Boston Consulting Group (2019 – present)

•    President and Owner, Ramalingam Consulting (2015 – present)

•    Global Vice President, e-commerce Platform, Chief Information Officer and CISO Functions, Amazon.com, Inc. (2008 – 2015)

•    Entrepreneur in Residence at North Bridge Venture Partners and Founder of ClouT Systems (2008)

•    Various positions including Vice President, Products and Operations, EMC SaaS, EMC Corporation (2002 – 2008)

•    Chief Technology Officer / Head of Research and Development and Technical Operations, FreeBorders, Inc. (2000 – 2002)

•    Global Development Manager, Storage Area Network Software Development and IBM Storage Systems Division, SAN Strategy Leadership, International Business Machines Corporation (1998 – 2000)

Education

•    Bachelor of Technology, Indian Institute of Technology, Kharagpur

•    MBA, General Management, Indian Institute of Management, Bangalore

•    Executive Education, Stanford University Graduate School of Business

Also

Harsha is a volunteer with the United Nations World Food Program and serves on their Tech Advisory Board.

PROPOSAL 1—ELECTION OF DIRECTORS

Virginia P.
Ruesterholz

Former Executive Vice

President, Strategic Initiatives,

Verizon Communications, Inc.

Age: 58

Independent Director since 2017

Public and Select Private

Board Membership

The Hartford Financial Services

Group, Inc.

Stevens Institute of Technology

Qualifications

•    Corporate Finance / Capital Markets / Financial Acumen

•    Diversity

•    International Experience

•    Operations Management Expertise

•    Public Company Board Service / Corporate Governance

•    Real Estate

•    Senior Leadership & Strategic Planning

•    Sourcing / Supply Chain / Logistics

•    Technology / Data Security

Experience

•    Executive Vice President—Strategic Initiatives, Verizon Communications, Inc. (Jan 2012 – July 2012)

•    President, Verizon Services Operations (2009 – 2011) – led the Global Business Unit that included the global IP Network, a $40B sourcing spend, supply chain and real estate operations.

•    President, Verizon Telecom (2006 – 2009) – led the $30B business unit for Verizon’s consumer, general business and wholesale customers

Education

•    BS, Chemical Engineering, Stevens Institute of Technology

•    MS, Telecommunications Management, Brooklyn Polytechnic

•    Honorary Doctorate of Engineering, Stevens Institute of Technology

Also

Virginia is a Trustee of Stevens Institute of Technology and served as its first and only female chair of the Board in its 149-year history.

Joshua E.
Schechter

Private investor and public
company director

Age: 46

Independent Director since 2019

Public and Select Private

Board Membership

SunWorks, Inc.

Genesco Inc. (until June 26, 2019)

Support.com

Viad Corp

Qualifications

•    Corporate Finance / Capital Markets / Financial Acumen

•    Public Company Board Service / Corporate Governance

•    M&A Experience

Experience

•    Co-President, Steel Partners Japan Asset Management, LP (2008 – 2013)

•    Managing Director, Steel Partners Ltd (2001 – 2013)

Education

•    BBA, University of Texas at Austin

•    MPA, Professional Accounting, University of Texas at Austin

Also

Josh enjoys coaching his children’s youth sports teams. He also enjoys reading.

PROPOSAL 1—ELECTION OF DIRECTORS

Andrea
Weiss

Founding Partner,

The O Alliance, LLC

Chief Executive Officer and

Founder, Retail Consulting Inc.

Age: 64

Independent Director since 2019

Public and Select Private

Board Membership

Cracker Barrel Old Country Store, Inc.

O’Reilly Automotive, Inc.

RPT Realty

Qualifications

•    Brand Marketing / Product Merchandising

•    Diversity

•    Industry Experience

•    International Experience

•    Operations Management Expertise

•    Public Company Board Service / Corporate Governance

•    Real Estate

•    Senior Leadership & Strategic Planning

•    Sourcing / Product Development

•    Technology / Data Security / Ecommerce

Experience

•    Founding Partner, The O Alliance, LLC (2014 – present)

•    Chairman, Grupo Cortefiel (2006 – 2007)

•    Chief Executive Officer and Founder, Retail Consulting Inc. (2002 – present)

•    President, dELiA*s, Inc. (2001 – 2002)

•    Executive Vice President and Chief Stores Officer, The Limited, Inc.(1998 – 2001)

•    President, Retail Operations, Guess?, Inc. (1996 – 1998)

•    Senior Vice President and Director, Stores, Ann Taylor Stores, Inc. (1992 – 1996)

Education

•    BFA, Virginia Commonwealth University

•    Masters of Administrative Science, The Johns Hopkins University

•    Post-Graduate Studies at Harvard Business School and The Kellogg School of Management at Northwestern University

Also

Andrea resides in Florida with her husband of 38 years where they breed thoroughbred horses.

PROPOSAL 1—ELECTION OF DIRECTORS

Ann Yerger Advisor, Spencer Stuart North America Board Practice Age: 57 Independent Director since 2019 Public and Select Private Board Membership Hershey Entertainment and Resorts

Qualifications

•    Corporate Finance / Capital Markets / Financial Acumen

•    Diversity

•    Public Company Board Service / Corporate Governance

•    Senior Leadership & Strategic Planning

Experience

•    Member, Grant Thornton Audit Quality Advisory Council (2019 – present)

•    Advisor, Spencer Stuart North America Board Practice (2017 – present)

•    Executive Director, Center for Board Matters, Ernst & Young LLP (2015 – 2017)

•    Various positions including Executive Director, Council of Institutional Investors (1996 – 2015)

Education

•    BA, Economics, Duke University

•    MBA, Tulane University

•    CFA charterholder

Also

Ann loves spending time with her family and two dogs, and she enjoys visiting and hiking the U.S. national parks.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE ELECTION OF THE 13 NOMINEES AS DIRECTORS.

PROPOSAL 1—ELECTION OF DIRECTORS

HOW WE ARE SELECTED AND EVALUATED

Directors are elected annually at each annual meeting to serve until the next annual meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.

The Board has adopted a policy regarding minimum qualifications for potential directors. These qualifications are considered by the Board and the Nominating and Corporate Governance Committee, together with other qualifications deemed useful in the context of an assessment of the current needs of the Board. These qualifications reflect the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs of the Company;

•	are able to work with the other members of the Board and contribute to the success of the Company;

•	can represent the long-term interests of the Company’s shareholders as a whole; and

•	are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee also considers applicable legal and regulatory requirements that govern the composition of the Board. Accordingly, (i) a majority of the Board must be comprised of independent directors (as defined by Nasdaq), (ii) at least three members of the Board must have the requisite financial literacy to serve on the Company’s Audit Committee, (iii) at least one member of the Board must satisfy Nasdaq’s “financial sophistication” requirement (and should also be an “audit committee financial expert” (as defined by the SEC)), and (iv) there must be a sufficient number of independent directors to ensure that the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee are all comprised entirely of independent directors.

Qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating and Corporate Governance Committee reviews and evaluates each candidate’s character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company’s shareholders), as well as the overall composition of the Board, and recommends to the Board for its approval the slate of directors to be nominated for election at the Company’s Annual Meeting of Shareholders. In addition, the Company’s Corporate Governance Guidelines limit the number of outside board memberships of our directors. The Committee believes that it is desirable that Board members represent a diversity of backgrounds, including gender and race, as well as diversity of viewpoints and experience.

The Board of Directors believes it is structured to provide oversight, direction and guidance to management. In doing so, the members of the Board bring to their service valuable expertise in a wide range of subjects relevant to the Company in the execution of its strategy. The Board, as part of its annual self-assessment and on an ongoing basis as appropriate, considers the skills and experience of its members in relation to the needs of the Company.

Board Refreshment Initiative

Following engagement with our shareholders, and in consideration of their constructive feedback, a detailed Board self-assessment, supplementing the Board’s annual assessment process, has been ongoing, with the goal of refreshing Board membership. This effort is intended to help ensure that directors possess an appropriate mix of skills and experience, including a balance between new and experienced directors and a further alignment of the attributes of the directors with the Company’s strategic needs.

In furtherance of this initiative, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has taken the following actions:

•	In May 2019, the following directors joined our Board of Directors and will stand for election at the Company’s 2019 Annual Meeting of Shareholders:

•

Harriet Edelman who brings three decades of global operating experience in consumer goods and financial services. Ms. Edelman, an independent director, currently serves as Chair of the Audit Committee and as a member of the Compensation Committee.

PROPOSAL 1—ELECTION OF DIRECTORS

•

John E. Fleming who brings four decades of ecommerce architecture, strategy and big box marketing and merchandising experience. Mr. Fleming, an independent director, currently serves on the Compensation and the Business Transformation and Strategy Review Committees.

•	Sue E. Gove who brings significant retail operations and turnaround expertise. Ms. Gove, an independent director, currently serves on the Nominating and Corporate Governance Committee.

•

Jeffrey A. Kirwan who brings extensive retail operations and global supply chain experience. Mr. Kirwan, an independent director, currently serves on the Business Transformation and Strategy Review Committee.

•

Harsha Ramalingam who brings over 30 years of operational leadership experience and global expertise in areas including information technology and internet software. Mr. Ramalingam, an independent director, currently serves on the Nominating and Corporate Governance and the Business Transformation and Strategy Review Committees.

•	Joshua E. Schechter who brings extensive M&A, corporate governance, investments and turnaround expertise. Mr. Schechter, an independent director, currently serves on the Audit Committee.

•

Andrea Weiss who brings significant entrepreneurial leadership experience in the retail industry, and who was an early innovator in multi-channel commerce. Ms. Weiss, an independent director, currently serves as Chair of the Business Transformation and Strategy Review Committee and as a member of the Audit Committee.

•

Mary A. Winston who brings significant governance expertise across a broad range of industries, having served on large public company boards and audit committees for many years. Effective May 12, 2019, Ms. Winston was appointed Interim CEO of Bed Bath & Beyond.

•

Ann Yerger who brings extensive leadership experience as a nationally recognized governance specialist. Ms. Yerger, an independent director, currently serves on the Nominating and Corporate Governance and Compensation Committees.

•

In April 2019, Lead Independent Director Patrick R. Gaston, a transformational leader and seasoned executive, was appointed as Independent Chairman of the Board. He currently serves as Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance and Business Transformation and Strategy Review Committees.

•

In May 2018, Stephanie Bell-Rose, an independent director with senior-leadership experience in organizational effectiveness and business transformation, joined our Board. She currently serves on the Nominating and Corporate Governance Committee.

•

In April 2018, Johnathan (“JB”) Osborne, an independent director with extensive consumer branding and marketing experience, within ecommerce and other retail models, joined our Board. He currently serves on the Audit and Business Transformation and Strategy Review Committees.

•

In June 2017, Virginia P. Ruesterholz, an independent director with particular experience in the areas of finance, technology, real estate and supply chain services, joined our Board following her election at the Company’s 2017 Annual Meeting of Shareholders. She currently serves as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

•	This Board refreshment initiative remains ongoing, and the Board expects it to result in further changes to the Board’s composition over the next several years.

•

Our Board continues to be committed to sound and effective corporate governance principles and practices, including board diversity, and recruitment of new directors to complement the existing skills and experience of our Board.

The Board holds regular meetings each quarter and special meetings when necessary. The Board held 11 meetings during the fiscal year ended March 2, 2019 (“fiscal 2018”). Directors are expected to attend the Board meetings and meetings of committees of the Board on which they serve. The Company encourages the directors to attend the Company’s Annual Meeting of Shareholders. During fiscal 2018, all of the Company’s incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and committees on which he or she served. All of the Company’s then current directors attended the 2018 Annual Meeting of Shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS

The following table provides a summary view of the key qualifications and attributes of our director nominees that the Nominating and Corporate Governance Committee believes are relevant and important in light of Bed Bath & Beyond’s current business needs and structure. A particular director may possess additional experience, qualifications, attributes, or skills, even if not expressly indicated below.

Bed Bath & Beyond Director Skills Matrix

	Brand Marketing / Product Merchandising	Corporate Finance / Capital Markets / Financial Acumen	Industry Experience	International Experience	Operations Management Experience	Public Company Board Service / Corporate Governance	Real Estate	Senior Leadership & Strategic Planning	Technology / Data Security

Patrick R. Gaston

Mary A. Winston

Stephanie Bell-Rose

Harriet Edelman

John E. Fleming

Sue E. Gove

Jeffrey A. Kirwan

JB Osborne

Harsha Ramalingam

Virginia P. Ruesterholz

Joshua E. Schechter

Andrea Weiss

Ann Yerger

Total	7 / 13	10 / 13	9 / 13	11 / 13	10 / 13	9 / 13	5 / 13	12 / 13	7 / 13

PROPOSAL 1—ELECTION OF DIRECTORS

HOW WE ARE GOVERNED AND GOVERN

Board Leadership

On April 21, 2019, Lead Independent Director Patrick R. Gaston was named Independent Chairman. Effective May 1, 2019, five new directors were appointed to the Board of Directors, four of whom are independent and one of whom is currently serving as Interim CEO; and effective May 29, 2019, four new directors were appointed to the Board of Directors, all of whom are independent. As Independent Chairman, Mr. Gaston presides at all meetings of the shareholders and of the Board of Directors, and shall have such powers and perform such other duties required by statute or the Company’s Amended and Restated By-Laws or as the Board may from time to time determine. The Board believes this structure represents good governance, particularly in addressing the coordination and oversight of the considerable committee work that lies immediately ahead.

Board Independence

The Board, upon the advice of the Nominating and Corporate Governance Committee, has determined that Mmes. Bell-Rose, Edelman, Gove, Ruesterholz, Weiss and Yerger, and Messrs. Fleming, Gaston, Kirwan, Osborne, Schechter and Ramalingam each are “independent directors” under the independence standards set forth in Nasdaq Listing Rule 5605(a)(2). These determinations were based on the fact that each of these individuals is not an executive officer or employee of the Company or has any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the Board, upon the advice of the Nominating and Corporate Governance Committee, determined that our former directors Dean S. Adler, Stanley F. Barshay, Klaus Eppler, Jordan Heller and Victoria A. Morrison were each “independent directors” under the independence standards set forth in Nasdaq Listing Rule 5605(a)(2). Each of these former directors resigned as members of the Board of Directors effective May 1, 2019.

The Board’s independence determination is analyzed annually in both fact and appearance to promote arms-length oversight. In making its independence determination this year, the Board considered relationships and transactions since the beginning of its 2018 fiscal year. The Board’s independence determinations included reviewing the following relationship, and a determination that the relationship and the amount involved, in each case was immaterial.

The Company leases 14 stores (or less than 1% of the Company’s total stores) from RPT Realty, on whose Board of Directors Ms. Weiss serves. The rental income from these stores represents approximately 3% of the total annual minimum rent received by RPT Realty.

As the Board determined that the relationship and the amount involved were immaterial, the Board does not believe that the relationship or the amount involved might reasonably impair the ability of Ms. Weiss to act in the shareholders’ best interests.

Committees of the Board of Directors

The Board has established standing committees to assist with the performance of its responsibilities. These include: Audit; Compensation; Nominating and Corporate Governance Committees; and the newly formed Business Transformation and Strategy Review Committee. The Board has adopted written charters for the Audit, Compensation, Nominating and Corporate Governance and Business Transformation and Strategy Review Committees. The charters are available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com. All members of the Audit, Compensation, Nominating and Corporate Governance and Business Transformation and Strategy Review Committees are considered independent pursuant to applicable SEC and Nasdaq rules, and all members of the Compensation Committee meet the “outside directors” requirements for purposes of applicable tax law.

AUDIT

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (i) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and (ii) reviewing the financial reports and other financial information provided by the Company to the public. In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their annual audit and reviewing the Company’s internal accounting controls. The Audit Committee, then consisting of Dean S. Adler, Stanley F. Barshay and JB Osborne, held five meetings during fiscal 2018. Mr. Adler served as the “audit committee financial expert” during fiscal 2018, as defined in Item 407(d)(5)(ii) of Regulation S-K. As indicated above, Messrs. Adler and Barshay resigned as members of the Board effective May 1, 2019.

PROPOSAL 1—ELECTION OF DIRECTORS

The Audit Committee was reconstituted in May 2019, and the current members are independent directors Harriet Edelman, Chair, JB Osborne, Virginia P. Ruesterholz, Joshua E. Schechter and Andrea Weiss. The Board has determined that Andrea Weiss and Joshua E. Schechter qualify as “audit committee financial experts.”

COMPENSATION

The Compensation Committee assists the Board by (i) considering and determining all matters relating to the compensation of the Chief Executive Officer of the Company (“CEO”) and other executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such other key executives as the Committee shall determine; (ii) administering and functioning as the Committee that is authorized to make grants and awards of equity compensation to executive officers and such other key executives as the Committee shall determine under the Company’s equity compensation plans; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Committee’s consideration. The Committee has the authority to engage consultants and other advisors. The Compensation Committee held 10 meetings during the fiscal year 2018. Victoria Morrison, Dean S. Adler and Stanley F. Barshay were members of the Compensation Committee that set and approved 2018 compensation. Patrick R. Gaston and Jordan Heller joined the Compensation Committee after the 2018 compensation had been set. Mr. Adler and Mr. Barshay rotated off the Compensation Committee effective May 15, 2018, and Ms. Morrison resigned from the Compensation Committee effective September 26, 2018. Patrick R. Gaston and Jordan Heller joined the Compensation Committee on May 15, 2018, and neither participated in the deliberations or approval of the 2018 compensation. As indicated above, Messrs. Adler, Barshay and Heller and Ms. Morrison resigned as members of the Board effective May 1, 2019.

The Compensation Committee was reconstituted in May 2019, and the current members are independent directors Patrick R. Gaston, Chair, Harriet Edelman, John E. Fleming and Ann Yerger.

NOMINATING AND CORPORATE GOVERNANCE

The Nominating and Corporate Governance Committee assists the Board by (i) reviewing and recommending changes in certain policies regarding the nomination of directors to the Board for its approval; (ii) identifying individuals qualified to become directors; (iii) evaluating and recommending for the Board’s selection nominees to fill positions on the Board; and (iv) recommending changes in the Company’s corporate governance policies to the Board for its approval. The Committee also oversees Board and management succession planning. The Committee’s policy is to identify potential nominees based on properly submitted suggestions from any source, including the Company’s shareholders, and has established procedures to do so. Shareholders may recommend nominees to the Committee by submitting the names and supporting information in writing to the Secretary of the Company at 650 Liberty Avenue, Union, New Jersey 07083. In addition, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate. The Nominating and Corporate Governance Committee also has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee, then consisting of Klaus Eppler, Victoria A. Morrison and Virginia P. Ruesterholz, held three meetings during fiscal 2018. As indicated above, Mr. Eppler and Ms. Morrison resigned as members of the Board of Directors effective May 1, 2019.

The Nominating and Corporate Governance Committee was reconstituted in May 2019, and the current members are independent directors Virginia P. Ruesterholz, Chair, Stephanie Bell-Rose, Patrick R. Gaston, Sue E. Gove, Harsha Ramalingam and Ann Yerger.

BUSINESS TRANSFORMATION AND STRATEGY REVIEW

On May 1, 2019, the Board formed a new Business Transformation and Strategy Review Committee to review all aspects of the Company’s business transformation, strategy and structure. The Business Transformation and Strategy Review Committee is responsible for ensuring that all aspects of the Company’s ongoing business transformation are addressed and will work to identify opportunities for rapid performance improvement of both short- and long-term results. This Committee is comprised of independent directors Andrea Weiss, Chair, John E. Fleming, Patrick R. Gaston, Jeffrey A. Kirwan, JB Osborne and Harsha Ramalingam.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was (i) during fiscal 2018, an officer or employee of the Company or any of its subsidiaries or (ii) formerly an officer of the Company or any of its subsidiaries.

None of our executive officers currently serve, or in fiscal 2018 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

PROPOSAL 1—ELECTION OF DIRECTORS

Governance Guidelines and Policies; Additional Information

The Board has adopted, and posts on the investor relations section of its website:

•	Corporate Governance Guidelines;

•	the Company’s policies on Director Nominations and Director Attendance at the Annual Meeting;

•	how shareholders can communicate with the Board of Directors; and

•	the Company’s policy of Ethical Standards for Business Conduct that applies to all associates (including all officers) and members of the Board of Directors.

The Company maintains directors and officers insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide indemnification and covers the Company for its indemnity obligation to the directors and officers. This coverage is from September 15, 2018 through September 15, 2019, at a total cost of approximately $360,000. The primary current carrier is Zurich American Insurance Company. The excess carriers are National Union Fire Insurance Company of Pittsburgh, PA, Travelers Casualty & Surety Company of America, and Endurance American Insurance Company. Although no assurances can be provided, the Company intends to maintain directors and officers coverage from September 15, 2019 through September 15, 2020.

Risk Oversight

As part of its oversight responsibility, the Board receives at least annually a report on the material risks facing the Company, which are identified through the Company’s Enterprise Risk Management (“ERM”) process. This report is presented to the Board by a committee of key executives representing legal, compliance, finance and internal audit, and results from a formal process where members of the committee meet with executives of each principal business function to identify and assess the significant risks in each such business function’s areas of responsibility. The committee then analyzes with those executives what risk mitigation efforts are or should be in place to eliminate or reduce such risks to acceptable levels, where possible, and then engages on these matters with the full Board. In the annual ERM report, areas of risk and mitigation efforts reviewed with the full Board in furtherance of its oversight responsibilities generally include: general business risks, such as economic forces, competition and weather; employment-related risks, such as recruitment and retention, succession, labor costs and associate relations; data security risks with respect to Company, associate and customer data; compliance risks associated with the range of legal, accounting, tax and financial reporting systems under which the Company operates; supply chain risks, including disruption arising from political instability or labor disturbances, supplier financial stability and legal compliance; and compliance with a variety of product, labor, social and environmental standards. The Board is updated on certain risks more frequently than annually, upon request or as developments warrant.

The ERM process and report to the Company’s Board of Directors also informs the more detailed Risk Factor disclosure in the Company’s annual report on Form 10-K, filed with the SEC.

HOW WE ARE PAID

The Director Compensation Table provides compensation information for each member of our Board of Directors during fiscal 2018, other than Warren Eisenberg and Leonard Feinstein, our former Co-Chairmen, and Steven H. Temares, our former CEO, whose compensation is reflected in the Summary Compensation Table. Messrs. Eisenberg, Feinstein and Temares did not receive any director fees for fiscal 2018, since they received compensation in their capacity as executives of the Company. Messrs. Eisenberg and Feinstein resigned as members of the Board effective May 1, 2019, and Mr. Temares resigned as a member of the Board on May 13, 2019.

Annual director fees for fiscal 2018 were $90,000. In addition, directors serving on standing committees of the Board were paid as follows: an additional $10,000 for Audit Committee members; an additional $7,500 for Compensation Committee members; and (other than for the Lead Director) an additional $5,000 for Nominating and Corporate Governance Committee members. The Lead Director received $15,000 for acting in that capacity. Director fees are paid on a quarterly basis. Directors have the right to elect to receive all or 50% of their fees in stock. In addition to the fees above, each director, other than Messrs. Eisenberg, Feinstein and Temares, received a grant of restricted stock under the Company’s 2012 Incentive Compensation Plan (the “2012 Plan”) with a fair market value equal to $81,000 on the date of the Company’s 2018 Annual Meeting of Shareholders (calculated based on the average of the high and low trading prices on such date). Such restricted stock vested on the last day of fiscal 2018. All of the independent directors are in compliance with the Company’s stock ownership guidelines.

PROPOSAL 1—ELECTION OF DIRECTORS

As described above and more fully below, the following table summarizes the annual compensation for the directors, other than Messrs. Eisenberg, Feinstein and Temares, during fiscal 2018.

	Fees Earned or Paid in Cash($)		Stock Awards ($)(1)(2)	Total ($)

Dean S. Adler	100,495		81,000	181,495

Stanley F. Barshay	101,484		81,000	182,484

Stephanie Bell-Rose	71,456	(3)	81,000	152,456

Klaus Eppler	105,000		81,000	186,000

Patrick R. Gaston	97,995	(4)	81,000	178,995

Jordan Heller	97,995		81,000	178,995

Victoria A. Morrison	102,500		81,000	183,500

JB Osborne	90,605	(5)	81,000	171,604

Virginia P. Ruesterholz	94,011		81,000	175,011

(1)

The value of stock awards represents their respective total fair value on the date of grant calculated in accordance with Accounting Standards Codification Topic No. 718, “Compensation—Stock Compensation” (“ASC 718”), without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in Note 14 to the Company’s financial statements in the Company’s Form 10-K for fiscal 2018. Stock awards and option awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the directors.

(2)

Represents the value of 4,086 restricted shares of common stock of the Company granted under the 2012 Plan at fair market value on the date of the Company’s 2018 Annual Meeting of Shareholders ($19.83 per share, the average of the high and low trading prices on June 29, 2018), such restricted stock to vest on the last day of the fiscal year of grant provided that the director remains in office until the last day of the fiscal year. No stock awards were outstanding for each non-employee director as of March 2, 2019.

(3)	This director fee was pro-rated due to the election of the Director on May 18, 2018.

(4)

Fifty percent of Mr. Gaston’s fee was paid in shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) based on the fair market value per share on the second business day following the announcement of the Company’s financial results for its fiscal third quarter, which was $14.81 per share, the average of the high and low trading prices on January 11, 2019.

(5)	This director fee was pro-rated due to the election of the Director on April 3, 2018.

Changes for Fiscal 2019

For fiscal 2019, the Board approved, upon the recommendation of the Compensation Committee and based on the peer group data the Compensation Committee received from Arthur J. Gallagher & Co. Human Resources & Compensation Consulting Practice (“Gallagher”) regarding director compensation, the following changes to our non-employee director compensation program in order to bring our non-employee directors’ compensation in line with market practices, with all of the changes being effective as of May 1, 2019, except as expressly noted below:

•

effective as of April 21, 2019, the date that Patrick R. Gaston was appointed to the role of Independent Chairman of the Board, the Board approved an annual retainer in the amount of $200,000 for the Company’s Independent Chairman of the Board (in addition to the standard annual director fees received by the Independent Chairman), which equals the median retainer paid to a non-executive chairperson of the peer group, with 75% of such amount payable in cash and 25% of such amount payable in restricted stock under the 2012 Plan, which will vest at the end of the Company’s fiscal 2019 year, subject to Mr. Gaston’s continued service with the Company through such vesting date;

•

directors serving as chairs of the standing committees of the Board will be paid the following additional annual retainers, which, in each case other than for the Business Transformation and Strategy Review Committee, equal the median retainers paid to a chairperson of the applicable committee of the peer group: $25,000 for Audit Committee chair; $25,000 for Compensation Committee chair; $16,500 for Nominating and Corporate Governance Committee chair; and $20,000 for Business Transformation and Strategy Review Committee chair;

•	the Lead Director, if any, will receive $30,000 for acting in that capacity, which equals the median retainer paid to a lead director of the peer group;

•	the members of our newly created Business Transformation and Strategy Review Board Committee will receive an additional annual retainer of $10,000; and

PROPOSAL 1—ELECTION OF DIRECTORS

•

the chair of the Chief Executive Officer Search Committee of the Board of Directors (the “CEO Search Committee”) will receive a one-time special committee retainer equal to $10,000, and each of the other members of the CEO Search Committee will receive a one-time special committee retainer of $6,000.

The retainers described above for the Independent Chairman of the Board, the committee chairs, the Lead Independent Director (if any) and the members of the Business Transformation and Strategy Review and CEO Search Committees will be in addition to the standard annual director fees each director serving in such role will receive, which have not changed. See the section below entitled “Methodology for Determining Executive Compensation” for further discussion regarding the peer group used by Gallagher and the Compensation Committee in connection with the evaluation of certain elements of the Company’s director compensation.

HOW TO COMMUNICATE WITH US AND HOW WE LISTEN

Shareholder Outreach—We Listened, Learned & Responded

The Board’s recent changes and ongoing actions include:

•

Appointing nine new independent directors to the Board with relevant skill sets for accelerating the business transformation underway and promoting robust Board oversight. In addition, the Company’s longest-tenured directors have stepped down from the Board;

•	Appointing Lead Independent Director Patrick R. Gaston, a transformational leader and seasoned executive, as Independent Chair of the Board;

•	Appointing Mary A. Winston, a newly appointed director and a seasoned public company executive, as Interim CEO;

•

Actively searching for a permanent CEO who will bring transformation and innovation experience in the retail sector to the Company. The search process is being led by a dedicated CEO Search Committee (which includes three of the directors who recently joined the Board), chaired by independent director Virginia P. Ruesterholz, the recently appointed chair of the Nominating and Governance Committee, and is supported by a leading executive search firm; and

•

Creating a Business Transformation and Strategy Review Committee (which includes four of the directors who recently joined the Board), chaired by Andrea Weiss, a newly appointed independent Board member and a long-time retail executive.

Throughout each year, management and members of our Board actively engage with our shareholders. Over time, in addition to our day-to-day interactions with investors, we have expanded our shareholder engagement efforts to include a greater focus on areas such as executive compensation, governance and other topics suggested by our shareholders.

Shareholder feedback, including through direct discussions and prior shareholder votes, as well as engagement with proxy advisory firms that represent the interests of a wide array of shareholders, is discussed at the Board level periodically throughout the year.

In preparation for our fiscal 2019 compensation decisions, and in light of the decline in the most recent say-on-pay vote, we reached out to representatives from a variety of our shareholders, including index funds, hedge funds, public pension funds and actively managed funds, representing approximately 85% of our total shares outstanding, excluding shares held by directors and executive officers. In addition, over the past 12 months, Board representatives, along with management, engaged in face-to-face meetings and/or phone calls with, or received responsive feedback from shareholders representing approximately 66% of our total shares outstanding, excluding shares held by directors and executive officers.

During the course of this engagement, we discussed with shareholders the progress being made in executing our strategic objectives, which are based on the foundational changes made over the past 18 months to transform the business and operating structure of our Company. These include providing our customers with unique, convenient omnichannel experiences; making significant investments in technology, analytics and value optimization to enable data-driven decision making; continuing enhancements of the in-store and digital customer experience; evolving our assortment to include a higher proportion of meaningfully differentiated/private label products; and extensively focusing on profitability. The multi-year investments being made have impacted our financial performance during this transformational period.

We also discussed certain governance-related topics important to our shareholders during these conversations, such as board diversity and refreshment.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS FOR FISCAL 2019

Appointment of KPMG LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG LLP to serve as our independent auditors for fiscal 2019, subject to ratification by our shareholders. The Company’s auditors have been KPMG LLP for every year that it has been a public company. The Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interest of the Company and our shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify their appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its shareholders.

Fees Paid to KPMG LLP for Services and Products

The Audit Committee is responsible for the approval of the audit fee associated with the Company’s retention of KPMG LLP. The fees incurred by the Company for professional services rendered by and products purchased from KPMG LLP for fiscal 2018 and the fiscal year ended March 3, 2018 (“fiscal 2017”) were as follows:

	2018	2017
Audit Fees	$1,644,000	$1,369,000
Audit-Related Fees	10,000	—
Tax Fees	75,000	81,000
All Other Fees	3,000	3,000

	$1,732,000	$1,453,000

In fiscal 2018 and fiscal 2017, in accordance with the SEC’s definitions and rules, “Audit Fees” included fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements and the quarterly reviews of the financial statements included in its Form 10-Q filings. In fiscal 2018, “Audit Fees” also include fees for additional procedures due to the adoption of Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers,” upgrades to information technology systems during fiscal 2018 and additional procedures related to the goodwill and other impairments. In fiscal 2017, “Audit Fees” also include fees for additional procedures due to the adoption of ASC Topic 606, upgrades to information technology systems during fiscal 2017 and the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). In fiscal 2018, “Audit-Related Fees” include fees for procedures required due to a Form S-8 registration statement. In fiscal 2018 and 2017, “Tax Fees” included fees associated with tax planning, tax compliance (including review of tax returns) and tax advice (including tax audit assistance). The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining KPMG LLP’s independence. In addition to fees for audit and non-audit services, in fiscal 2018 and 2017, the Company paid a subscription fee for a KPMG sponsored research product, reflected above in “All Other Fees.” The Audit Committee has concluded that the provision of the foregoing services and products is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided to the Company by its outside auditor. To the extent permitted by applicable laws, regulations and Nasdaq rules, the Committee may delegate pre-approval of audit and non-audit services to one or more members of the Committee. Such member(s) must then report to the full Committee at its next scheduled meeting if such member(s) pre-approved any audit or non-audit services.

In fiscal 2018 and fiscal 2017, all (100%) audit and non-audit services were pre-approved in accordance with the Audit Committee charter.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS FOR FISCAL 2019

Audit Committee Report for the Fiscal Year Ended March 2, 2019

The Audit Committee discussed the auditors’ review of quarterly financial information with the auditors prior to the release of that information and the filing of the Company’s quarterly reports with the SEC; the Audit Committee also met and held discussions with management and the independent auditors with respect to the audited year-end financial statements.

Further, the Audit Committee discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, ‘‘Communications with Audit Committees,’’ received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors the auditors’ independence. The Committee also discussed with the auditors and the Company’s financial management matters related to the Company’s internal control over financial reporting. Based on these discussions and the written disclosures received from the independent auditors, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 2, 2019, filed with the SEC on April 30, 2019.

This audit committee report is not deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not incorporated by reference into any filings that the Company may make with the SEC.

At such time that the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 2, 2019, filed with the SEC on April 30, 2019, the Audit Committee was comprised of Dean S. Adler, Stanley F. Barshay and JB Osborne. Messrs. Adler and Barshay resigned from the Board of Directors effective as of May 1, 2019, and the current members of the Audit Committee are Harriet Edelman, Chair, JB Osborne, Virginia P. Ruesterholz, Joshua E. Schechter and Andrea Weiss.

AUDIT COMMITTEE

Harriet Edelman

JB Osborne

Virginia P. Ruesterholz

Joshua E. Schechter

Andrea Weiss

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS INDEPENDENT AUDITORS FOR FISCAL 2019.

EXECUTIVE COMPENSATION

Compensation Committee Report

The directors named below, who constitute the current Compensation Committee (the “New Compensation Committee”), have submitted the following report for inclusion in this Proxy Statement.

The New Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of and the discussions with management with respect to the Compensation Discussion and Analysis, the New Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2018.

COMPENSATION COMMITTEE

Patrick R. Gaston

Harriet Edelman

John E. Fleming

Ann Yerger

The current members of the New Compensation Committee did not participate in the deliberations or approval of 2018 compensation. The Compensation Committee that approved the 2018 compensation of the Company’s CEO and other executive officers set forth in this Proxy Statement was comprised entirely of directors who are no longer members of the Board of Directors (the “2018 Compensation Committee”).

Compensation Discussion and Analysis (CD&A)

As discussed in further detail in this Proxy Statement, we have recently experienced significant refreshment at the Board and management level.

•	On April 21, 2019, Messrs. Eisenberg and Feinstein, formerly Co-Chairmen of the Company, ceased to be officers of the Company.

•	Effective May 1, 2019, five new independent directors were appointed to our Board and seven existing directors resigned.

•	On May 12, 2019, Mary A. Winston, one of the newly appointed independent Board members, was appointed Interim CEO, replacing Steven H. Temares, who ceased to be the CEO effective as of that date.

•	On May 13, 2019, Mr. Temares resigned from the Board of Directors.

•	Effective May 29, 2019, four new independent directors were appointed to our Board.

On May 1, 2019, Harriet Edelman and Ann Yerger became members of the New Compensation Committee, joining Patrick R. Gaston. On May 29, 2019, John E. Fleming also became a member of the New Compensation Committee. All members of the New Compensation Committee became members after approval of the 2018 compensation for the CEO and executive officers reported in this Proxy Statement, and they did not participate in any deliberations regarding 2018 compensation.

The New Compensation Committee is fully aware that shareholders have raised significant concerns regarding certain aspects of our historical pay practices, as evidenced by consecutive years of majority vote opposition to the Company’s say-on-pay proposal.

The New Compensation Committee is determined to regain the trust of our shareholders and committed to establishing a pay-for-performance executive compensation program that aligns with market best practices, supports the Company’s business transformation strategy, allows us to recruit and retain top talent, and aligns with shareholder expectations and support.

EXECUTIVE COMPENSATION

As the New Compensation Committee was refreshed only a short time ago and the Board is currently seeking a new permanent CEO, the specific composition of the CEO pay package is yet to be determined. However, the New Compensation Committee is committed to a transformed pay-for-performance compensation plan and philosophy that is receptive and responsive to shareholder views and reflects best practices, with the ultimate objective of aligning executive compensation with long-term shareholder value. In that regard, we will focus on the following pillars:

Compensation Design Pillars

•	Establish fixed, short-term, long-term and total target pay levels that are rigorously and appropriately benchmarked against our peer companies.

•

Establish a single, updated and relevant peer group that will be used consistently for all performance metrics and also for reviewing and setting appropriate compensation levels, and review the peer group annually to ensure all companies remain appropriate for comparison in terms of both size and industry.

•

Utilize a reasonable blend of fixed, annual and long-term compensation, with fixed compensation comprising a market-appropriate percentage of total target pay and the majority of target total compensation linked to long-term performance and total shareholder returns.

•	Set annual compensation (base salary and annual incentive target) and long-term incentive targets generally at the median range for the peer group.

•	Establish a short-term incentive program with metrics based on key operational and other objectives that support the Company’s long-term strategic goals.

•	Set metrics for long-term incentives that are closely aligned with total shareholder returns.

•	Develop payout curves for annual and long-term incentives to provide strong incentives for superior performance and meaningful downside risk for underperformance, including the risk of forfeiture.

•	Require the achievement of rigorous performance goals for target incentive payout.

•	Ensure meaningful stock ownership guidelines to promote significant alignment between directors, executives and shareholders.

•	Continue to engage with shareholders and vigorously solicit their feedback.

•	Consider and appropriately address shareholder concerns.

We commit to a robust annual review of the compensation philosophy to ensure it remains consistent with our overarching goals of pay-for-performance and alignment with shareholder returns and value creation. In addition, we do not permit directors or executive officers to hedge the Company’s securities, and we restrict their ability to pledge the Company’s securities. We require stock ownership for our CEO and each outside director generally with a value of at least $6,000,000 and $300,000, respectively, (or a specified number of shares) within five years of them assuming such roles.

As noted above, the Company is conducting a search for a permanent CEO. The New Compensation Committee is committed to applying this transformed compensation philosophy to the hiring of a new CEO and the compensation design for the full executive team, subject to adjustments depending on extraordinary circumstances, opportunities and other relevant considerations. Once compensation for the new permanent CEO has been determined, the New Compensation Committee will closely review other Named Executive Officer (“NEO”) compensation and make appropriate modifications where needed to reflect the principles outlined above.

Shareholder Outreach

Members of the 2018 Board and Compensation Committee, as well as representatives from management engaged with shareholders in the past year.

Members of the 2018 Compensation Committee and other directors reached out to representatives from a variety of our shareholders, including index funds, hedge funds, public pension funds and actively-managed funds, representing approximately 85% of our total shares outstanding, excluding shares held by directors and executive officers. Over the past 12 months, the Board, along with management, engaged in face-to-face meetings and/or phone calls with, or received responsive feedback from shareholders representing approximately 66% of our total shares outstanding, excluding shares held by directors and executive officers.

EXECUTIVE COMPENSATION

Shareholders expressed their thoughts on executive compensation, with feedback generally coalescing into three key themes that the New Compensation Committee took into account in revising the compensation philosophy and will continue to consider as it further evaluates and develops the executive compensation program:

•	Magnitude of CEO pay, fixed vs. variable/at risk portion of CEO compensation, and performance curves.

•	Pay-for-performance alignment.

•	Strong connection between Company strategy, results and compensation structure.

The New Compensation Committee is committed to a transformed pay philosophy and to a robust review of pay practices for both the new permanent CEO and other NEOs to determine changes that are needed to align with the compensation pillars previously presented. The New Compensation Committee is committed to continuing extensive shareholder outreach and to obtaining shareholder feedback in advance of adopting changes to the design of the Company’s executive pay structure.

Elements of Compensation

The components of the Company’s 2018 compensation programs for its executive officers and certain other key executives were base salary, equity compensation (consisting of awards of performance stock units (“PSUs”) and stock options), retirement and other benefits consisting of health plans, a limited 401(k) plan match and a nonqualified deferred compensation plan (terminated in late 2017) and very limited perquisites. Consistent with prior practice and the Company’s culture, the Company does not provide perquisites such as club memberships, company planes or retreats. For those perquisites provided, see the footnotes to the Summary Compensation Table.

Base Salary

The Company pays base salaries to provide its NEOs with current, regular compensation. Changes in base salary, if any, are generally effective in May of each fiscal year.

Equity Compensation

The overall approach to equity compensation in fiscal 2018 for all executive officers, including the NEOs, and for certain other executives was to combine the performance-based PSU awards with stock options.

For fiscal 2018, the Company allocated at least 75% of the value of equity compensation granted to all executive officers on average, including the NEOs, to PSU awards and up to 25% of such value to stock option awards.

2018 PSUs

Fiscal 2018 PSUs were based 25% on a one-year relative EBIT margin goal and 75% on a three-year relative ROIC (2/3 weighting) and EBIT margin (1/3 weighting) goals. In addition, awards are subject to a Total Shareholder Return (“TSR”) “Regulator” to the achievement thresholds of each performance goal, capping PSU awards at 100% of the target if the Company’s TSR over the performance period is negative.

The following table sets forth the achievement ranges for the fiscal 2018 one-year relative EBIT margin goal and the three-year relative ROIC and EBIT margin goals, together with the associated payout percentages and vesting schedule. As shown in the table, the awards range from a floor of zero to a cap of 150% of target achievement.

PSUs Subject to One-Year EBIT Margin for 2018 (25% Weighting)		PSUs Subject to Three-Year ROIC (2/3) & EBIT Margin (1/3) Goals for 2018 (75% Weighting)
Vesting: 100% in year 1		Vesting: 100% year 3
Achievement Percentage (% of Peer Group Average)	Payment Percentage of Common Stock Underlying PSUs	Achievement Percentage (% of Peer Group Average)	Payment Percentage of Common Stock Underlying PSUs
180% or Greater	150%	180% or Greater	150%
145-179%	110%	145-179%	110%
100-144%	100%	100-144%	100%
70-99%	90%	70-99%	90%
60-69%	75%	60-69%	75%
50-59%	50%	50-59%	50%
40-49%	25%	40-49%	25%
<40%	0%	<40%	0%

EXECUTIVE COMPENSATION

The metrics with respect to each peer group member necessary to measure the performance criteria are based on data reported in the S&P Capital IQ Database to the extent publicly available, and to the extent such data is not publicly available, are based on information otherwise publicly available.

The PSUs are not transferable, cannot be pledged, assigned or otherwise disposed of and are subject to the terms of the 2012 Plan.

2018 Stock Options

Stock option awards are made in dollars (with the number of shares covered by the options determined by dividing the dollar amount of the grant by the Stock Option Fair Value, as described below). Awarding stock options in a fixed dollar amount allows evaluation of appropriate aggregate compensation amounts and percentage increases or decreases for executives, in comparison to making stock option awards in share amounts (the value of which varies depending on the trading price of the Company’s stock and other factors). In making the awards, the 2018 Compensation Committee considered the fair value of these options on the date of grant determined in accordance with ASC 718 (the Stock Option Fair Value).

Consistent with the Company’s historic practice, the stock options vest over time, subject, in general, to the NEOs remaining in the Company’s service on specified vesting dates.

2018 Senior Executive Compensation Decisions

Equity grants are made pursuant to procedures established by the Compensation Committee which are available for review in the governance documents found on the Company’s website in the investor relations section.

The 2018 Compensation Committee approved a reduction in Mr. Temares’ fiscal 2018 target compensation from $14.55 million to $11.83 million, or by approximately 19%. This reflected a reduction of approximately $2.2 million in 2018 equity compensation awards, including a 23.1% discount applied to the CEO’s grant of 2018 PSUs by virtue of the required two-year post-vesting holding period which was adopted in May 2017.

Mr. Temares’ base salary did not increase in fiscal 2018. The CEO voluntarily waived $500,000 of his $3,967,500 2018 salary, effective May 13, 2018. The resulting base salary amount of $3,467,500 represented Mr. Temares’ entire cash compensation since the Company does not pay cash bonuses. Cash compensation for fiscal 2018 represented 30% of Mr. Temares’ total target compensation.

Equity awards to Mr. Temares for fiscal 2018 were reduced and consisted of $7,530,747 of PSUs (representing 581,543 PSUs) and $836,415 of stock options (representing 194,199 options). This reflected a reduction of approximately $2.22 million in 2018 equity compensation awards, including a discount applied to the CEO’s grant of 2018 PSUs by virtue of the required two-year post-vesting holding period which was adopted in May 2017. Mr. Temares did not sell any post-tax restricted shares during his tenure with the Company, and as calculated in accordance with the Company’s stock ownership guidelines for the Company’s CEO, the value of the shares or share equivalents that Mr. Temares owned, as of May 29, 2019, was approximately $14 million, compared to the Company’s minimum $6 million holding requirement that was applicable to him during his tenure with the Company.

The stock options granted to the CEO and the other NEOs in 2018 and prior years vest in five equal annual installments, while the stock options awarded to the former Co-Chairmen in years prior to 2017 vest in three equal annual installments. In each case, vesting commences on the first anniversary of the grant date and is also based on continued service to the Company. The PSUs granted to the CEO and other NEOs in 2018 are described above under the heading “2018 PSUs” under “Elements of Compensation”, “Equity Compensation.”

For further discussion related to equity grants to the NEOs in fiscal 2018, see Potential Payments Upon Termination or Change in Control Table.

Prior to her promotion to the position of Chief Financial Officer, Treasurer, and Principal Financial and Accounting Officer, during fiscal 2018 the Company granted Robyn M. D’Elia a deferred cash award under the Company’s Cash Incentive Plan in the aggregate amount of $75,000. The deferred cash award to Ms. D’Elia was made pursuant to an award agreement in the form used by the Company to make deferred cash awards to selected employees other than the NEOs. Ms. D’Elia’s deferred cash award will vest ratably on each of the first through seventh anniversaries of the grant date, subject to Ms. D’Elia’s continued employment with the Company through the applicable vesting date, and the award will be paid no later than 75 days following vesting. Ms. D’Elia’s employment agreement provides for accelerated vesting of this deferred cash award in certain cases of termination of her employment. For further discussion regarding accelerated vesting of Ms. D’Elia’s deferred cash award, see Potential Payments Upon Termination or Change in Control Table and the accompanying discussion.

EXECUTIVE COMPENSATION

Co-Founder Transition

On April 21, 2019, Messrs. Eisenberg and Feinstein transitioned to the role of Co-Founders and Co-Chairmen Emeriti of the Board. In their new roles as Co-Chairmen Emeriti, they may attend Board meetings if invited by the Board, but are not entitled to notice of any such meeting or to vote or be counted for quorum purposes at any such meetings. As a result of this transition, Messrs. Eisenberg and Feinstein ceased to be officers of the Company effective as of April 21, 2019, and became entitled to the payments and benefits provided under their employment agreements that apply in the case of a termination without cause, which generally include continued senior status payments (as described elsewhere in this proxy statement) until May 2027 and continued participation for them (and their spouses, if applicable) at the Company’s expense, in medical, dental, hospitalization and life insurance and in all other employee plans and programs in which they (or their family) were participating as of the date of termination and other or additional benefits in accordance with the applicable plans and programs until the earlier of death of the survivor of the Co-Founder and his spouse or the date(s) he receives equivalent coverage and benefits from a subsequent employer. In addition, Messrs. Eisenberg and Feinstein are entitled to supplemental pension payments specified in their employment agreements until the death of the survivor of the Co-Founder and his spouse, reduced by the continued senior status payments referenced in the foregoing sentence. See the section below entitled “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Other Benefits

The Company provides the NEOs with the same benefits offered to all other associates. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. Key benefits include paid vacation, premiums paid for long-term disability insurance, a matching contribution to the NEO’s 401(k) plan account and the payment of a portion of the NEO’s premiums for healthcare and basic life insurance.

The Company previously maintained a nonqualified deferred compensation plan for the benefit of certain highly compensated associates, including the NEOs. The plan provided that a certain percentage of an associate’s contributions may be matched by the Company, subject to certain limitations. This matching contribution vested over a specified period of time. On December 27, 2017, the Company terminated the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan 2016 Restatement, effective January 1, 2016, and its predecessor plan, the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan, adopted December 18, 2008 and frozen effective January 1, 2016 and all similar arrangements (together, the “Nonqualified Deferred Compensation Plans”). After December 27, 2017, no participant deferrals were accepted and all balances were liquidated in late December 2018 and early January 2019. Until the final payment date in January 2019, the Nonqualified Deferred Compensation Plans were operated in the ordinary course, except that no new participant deferrals were credited to participant accounts under the Nonqualified Deferred Compensation Plans after the termination date. See the Nonqualified Deferred Compensation Table.

The Company provides the NEOs with certain perquisites including a car allowance, in the case of all NEOs, other than Mses. Lattmann and D’Elia. The Compensation Committee believes all such perquisites are reasonable and consistent with its overall objective of attracting and retaining our NEOs.

See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits and perquisites, and Potential Payments Upon Termination or Change in Control table for information regarding termination and change in control payments and benefits.

Methodology for Determining Executive Compensation

The Compensation Committee has engaged the services of an independent compensation consultant, retaining Gallagher or its predecessor to conduct a compensation review for the NEOs and certain other executives. Gallagher has not served the Company in any other capacity except as consultant to the Compensation Committee. The Compensation and the Nominating and Corporate Governance Committees also receive advice and assistance from the law firm of Winston & Strawn LLP (Winston), which has acted as counsel only to the Company’s independent directors and its Board committees. The Compensation Committee has concluded that no conflict of interest exists that prevents Gallagher or Winston from being independent advisors to the Compensation Committee.

The Compensation Committee charter, which describes the Compensation Committee’s function, responsibilities and duties, is available on the Company’s website at www.bedbathandbeyond.com under the Investor Relations section. The New Compensation Committee consists of four independent members of our Board of Directors. The Compensation Committee meets on a regular basis and met 10 times in fiscal 2018. The New Compensation Committee will undertake a review of the Compensation Committee charter and recommend to the Board of Directors for approval any appropriate changes to facilitate rigorous oversight by the independent Committee and transparency regarding CEO and executive compensation.

EXECUTIVE COMPENSATION

The compensation approved by the 2018 Compensation Committee for Mr. Temares for fiscal 2018 was determined by the 2018 Compensation Committee taking into account recommendations of and certain data received from Gallagher. The compensation approved by the 2018 Compensation Committee for the NEOs for fiscal 2018, other than Mr. Temares, was determined by the 2018 Compensation Committee, taking into account the recommendations of the former Co-Chairmen, former CEO and Gallagher, and data the Compensation Committee received from Gallagher.

None of the current members of the New Compensation Committee were members of the 2018 Compensation Committee when the 2018 compensation for the CEO and executive officers reported in this Proxy Statement was approved by the 2018 Compensation Committee in May 2018.

Peer Groups

The Compensation Committee adopted the use of the following two separate peer groups several years ago: (i) a “Compensation Peer Group” for compensation benchmarking purposes; and (ii) a wider “Performance Peer Group” to evaluate performance under relative performance measures contained in PSU award agreements.

2018 Compensation Peer Group

Under the direction of the 2018 Compensation Committee, the 2018 compensation review included competitive market analysis of executive compensation and total compensation recommendations by Gallagher utilizing the 2018 Compensation Peer Group. The 2018 Compensation Peer Group that was developed by Gallagher, and agreed upon by the 2018 Compensation Committee, and upon which Gallagher based its recommendations for fiscal 2018 compensation, consisted of 19 retail companies of a size range based on revenue and net income relatively closely aligned with the Company’s revenue and net income. Gallagher benchmarked the NEOs’ total compensation and their cash compensation against data from the 2018 Compensation Peer Group.

The 2018 Compensation Peer Group was modified from the compensation peer group utilized in 2017 to remove two companies, Staples, Inc. (due to becoming a private company in 2017) and GameStop Corp. (due to low market-value-to-sales ratio), and to add three companies, Big Lots, Inc., Burlington Stores, Inc., and Tractor Supply Company that were considered to be relevant peers due to size and similar retail operations to the Company.

The 2018 Compensation Peer Group consisted of the following 19 companies at the time of the analysis:

Advance Auto Parts, Inc.	Kohl’s Corporation

AutoZone, Inc.	L Brands, Inc.

Big Lots, Inc.	Macy’s, Inc.

Burlington Stores, Inc.	Nordstrom, Inc.

Dick’s Sporting Goods, Inc.	Office Depot, Inc.

Dillard’s, Inc.	O’Reilly Automotive, Inc.

Dollar General Corporation	Ross Stores, Inc.

Dollar Tree, Inc.	Tractor Supply Company

Foot Locker, Inc.	Williams-Sonoma, Inc.

The Gap, Inc.

2018 Performance Peer Group

With respect to the grants of PSUs, the 2018 Compensation Committee, with assistance from Gallagher, adopted the 2018 Performance Peer Group, a wider peer group of 36 retail companies against which the relative performance goals applicable to the 2018 PSU awards is measured. This wider separate peer group, which includes 14 of the 19 companies in the 2018 Compensation Peer Group described above, was created to establish a larger, more stable statistical base over the duration of the performance periods.

The 2018 Performance Peer Group was modified from the performance peer group utilized in 2017, with a net decrease of five companies. The following companies were removed due to acquisition or liquidation: The Bon-Ton Stores, Inc.; Staples, Inc.; Toys “R” Us, Inc.; Cabelas, Incorporated; and Whole Foods Market, Inc. In addition, the following companies were removed due to having low market-value-to-sales ratios: Barnes & Noble, Inc.; GameStop Corp.; Hudson’s Bay Company; J.C. Penney Company, Inc.; Office Depot, Inc.; Pier 1 Imports, Inc.; Sears Holdings Corporation; and Stein Mart, Inc. In lieu of these eight companies, the following companies were added for a variety of reasons, including merchandise sold (e.g., furniture, home goods) and retail distribution channel (e.g., stand-alone retail store in a strip mall setting): At Home Group Inc.; Floor & Decor Holdings, Inc.; Haverty Furniture Companies, Inc.; The Michaels Companies, Inc.; Party City Holdco Inc.; Sally Beauty

EXECUTIVE COMPENSATION

Holdings; Inc.; Tractor Supply Company; and Ulta Beauty, Inc. This larger group of peer companies, which includes 14 of the 19 companies in the benchmarking peer group described above, was created to establish a larger, more stable statistical base over the duration of the performance periods.

The 2018 Performance Peer Group consisted of the following 36 companies at the time the 2018 PSU awards were made:

Abercrombie & Fitch Co.	Kirkland’s, Inc.

At Home Group, Inc.	Kohl’s Corporation*

AutoNation, Inc.	L Brands, Inc.*

Best Buy Co., Inc.	Lowe’s Companies, Inc.

Big Lots, Inc.*	Macy’s, Inc.*

CarMax, Inc.	The Michaels Companies, Inc.

The Container Store Group, Inc.	Murphy USA Inc.

Costco Wholesale Corporation	Nordstrom, Inc.*

Dick’s Sporting Goods, Inc.*	Party City Holdco Inc.

Dillard’s, Inc.*	Restoration Hardware Holdings, Inc.

Dollar General Corporation*	Ross Stores, Inc.*

Dollar Tree, Inc.*	Sally Beauty Holdings, Inc.

DSW Inc.	Target Corporation

Floor & Decor Holdings, Inc.	The TJX Companies, Inc.

Foot Locker, Inc.*	Tractor Supply Company*

The Gap, Inc.*	Ulta Beauty, Inc.

Haverty Furniture Companies, Inc.	Walmart Inc.

The Home Depot, Inc.	Williams-Sonoma, Inc.*

*	Also included in 2018 Compensation Peer Group

The New Compensation Committee undertook a review of the 2018 Performance Peer Group used for purposes of the fiscal 2018 PSU grant and found that the 2017 performance peer group was used in determining the achievement of performance goals instead of the 2018 Performance Peer Group, which resulted in seven of the Company’s NEOs being issued 163,351 additional shares in the aggregate. Without limiting any of the Company’s rights, the New Compensation Committee plans to request return from the former NEOs of the additional shares paid to them and has reduced the target share amounts for the fiscal 2019 PSU grants made to the actively employed NEOs by the number of additional shares paid to them.

2019 Peer Group

Consistent with the new compensation philosophy pillars, the New Compensation Committee established a single, updated and relevant peer group in 2019 that will be used consistently for setting appropriate compensation levels and for measuring performance metrics. The New Compensation Committee believes that a single peer group will reduce complexity, increase transparency, and be sized to provide a sufficient number of comparator companies, with the relevant breadth, to support both compensation benchmarking and any relative performance measurements.

The new 2019 Peer Group with respect to benchmarking compensation and PSUs awarded in 2019 consisted of the following 22 companies:

Advance Auto Parts, Inc.	L Brands, Inc.

AutoZone, Inc.	Macy’s, Inc.

Big Lots, Inc.	The Michaels Companies, Inc.

Burlington Stores, Inc.	Nordstrom, Inc.

Dick’s Sporting Goods, Inc.	Office Depot, Inc.

Dillard’s, Inc.	O’Reilly Automotive, Inc.

Dollar General Corporation	Ross Stores, Inc.

Dollar Tree, Inc.	Tractor Supply Company

Foot Locker, Inc.	Ulta Beauty, Inc.

The Gap, Inc.	Wayfair Inc.

Kohl’s Corporation	Williams-Sonoma, Inc.

EXECUTIVE COMPENSATION

Design of 2019 Executive Compensation

In view of the search for a permanent CEO and the New Compensation Committee’s intention to review and make appropriate modifications for the compensation of the NEOs once the compensation for the new permanent CEO has been determined, for fiscal 2019, the New Compensation Committee determined to keep base salaries of the current NEOs at the same levels as for fiscal 2018. However, the Committee revised the 2019 equity compensation granted to the executive officers, including the NEOs, to more closely align to market standards and to allocate 100% of the value of equity compensation to performance-based PSU awards rather than to allocate a portion to stock options as we have done in the past. On June 28, 2019, the New Compensation Committee granted awards of performance-based PSUs for fiscal 2019 based on the following performance goals: 25% based on a one-year Company EBIT goal; 37.5% based on a three-year cumulative Company EBIT goal; and 37.5% based on a relative three-year TSR goal against the new unified 2019 Peer Group described above. Consistent with prior practice, the 2019 PSU awards are subject to a TSR “Regulator” that caps the PSU award payouts at 100% of the target if the Company’s TSR over the performance period is negative.

On June 26, 2019, the Company entered into an employment agreement with Mary A. Winston. The terms of Ms. Winston’s employment agreement were set by the New Compensation Committee upon advice of Gallagher and were benchmarked against market practices with respect to compensation of interim chief executive officers at companies with comparable annual revenues. Ms. Winston’s employment agreement provides for at-will employment without a specified term, an annual base salary equal to $1,100,000, and a grant of shares of time-vesting restricted stock under the 2012 Plan equal in value to $1,900,000 based on the average of the high and low per-share trading price of the Company’s common stock on the date of grant (the “TVRS Award”). The TVRS Award was granted to Ms. Winston on June 28, 2019, and will vest on May 12, 2020, subject, in general, to Ms. Winston remaining in the Company’s employ on the vesting date. Ms. Winston’s employment agreement also provides that the TVRS Award will vest in full if, prior to the vesting date, (i) the Company terminates Ms. Winston’s employment other than for “Cause” (including a termination because the Company hires a replacement chief executive officer), (ii) a “constructive termination” of Ms. Winston’s employment occurs, or (iii) Ms. Winston’s employment is terminated due to her death or disability, in each case, subject to Ms. Winston’s execution and non-revocation of a release of claims. “Cause” is defined in Ms. Winston’s employment agreement as when Ms. Winston has: (i) acted in bad faith or with dishonesty; (ii) willfully failed to follow reasonable and lawful directions of the Board; (iii) performed her duties with gross negligence; or (iv) been convicted of a felony. A “constructive termination” is defined in Ms. Winston’s employment agreement as the Company’s material breach of one or more terms of the employment agreement.

Impact of Accounting and Tax Considerations

The Compensation Committee considers various accounting and tax implications of equity-based and other compensation.

When determining the amounts of equity-based awards to be granted, the Compensation Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock options, performance stock units and other equity-based awards result in an accounting charge for the Company equal to the fair value of the awards being issued.

Section 162(m) of the Code generally disallows a federal income tax deduction for compensation in excess of $1 million in any taxable year paid to certain executives, subject to an exception for qualified performance-based compensation that was eliminated by recent tax reform legislation under the Tax Act for tax years beginning on or after January 1, 2018. The Tax Act also expanded the scope of “covered employees” whose compensation may be subject to this deduction limit by, among other things, including the principal financial officer and providing that once an individual becomes a covered employee for any tax year beginning after December 31, 2016, that individual will remain a covered employee for all future years to the extent that they receive compensation (including after any termination of employment). The Tax Act includes a transition rule under which these changes to Section 162(m) of the Code will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date.

Historically, we have structured certain components of our executive compensation program in a manner intended to be performance-based for purposes of Section 162(m) of the Code (as in effect prior to the enactment of the Tax Act) in order to preserve deductibility for federal income tax purposes, although we also paid compensation that was not deductible if we determined that doing so was in the best interest of our shareholders. Prior to fiscal 2018, stock options and performance stock units granted to our NEOs were intended to satisfy the performance-based exception and be deductible. Prior to fiscal 2018, base salary or other de minimis amounts totaling in excess of $1 million were not deductible by the Company.

EXECUTIVE COMPENSATION

In light of the repeal of the performance-based exception to Section 162(m) of the Code and other Tax Act changes, compensation granted to any NEO (or other person who is a “covered employee”) during fiscal 2018 and thereafter that exceeds $1 million will not be deductible by the Company for federal income tax purposes. Also, the Compensation Committee expects in the future to grant compensation (including compensation tied to performance), that will not be deductible for federal income tax purposes. Further, because of uncertainties as to the application and interpretation of the transition rule described above, no assurances can be given at this time that our existing compensation arrangements, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in attracting and retaining talented executives, the Compensation Committee may not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if the Compensation Committee determines that doing so is in the best interests of our shareholders.

Policy on the Recovery of Incentive Compensation

In fiscal 2009, the Board adopted a policy as part of the Company’s corporate governance guidelines on the recovery of incentive compensation, commonly referred to as a “clawback policy,” applicable to the Company’s NEOs (as defined under Item 402(a)(3) of Regulation S-K). The policy appears in the Company’s Corporate Governance Guidelines, available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com. The Compensation Committee is monitoring the issuance of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to incentive compensation recoupment and will amend its policy to the extent necessary to comply with such Act.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is information concerning individuals who were our executive officers as of May 29, 2019.

Name	Age	Position
Mary A. Winston	57	Interim Chief Executive Officer and Director
Eugene A. Castagna	53	President and Chief Operating Officer
Susan E. Lattmann	51	Chief Administrative Officer
Robyn M. D’Elia	47	Chief Financial Officer and Treasurer
Matthew Fiorilli	62	Senior Vice President—Stores

Mary A. Winston has served as Interim Chief Executive Officer of the Company and as a director since May 2019. Ms. Winston joined the Board of Directors on May 1, 2019 and was appointed Interim Chief Executive Officer on May 12, 2019. Ms. Winston’s biography and work history is set forth above under “Our Directors” above.

Eugene A. Castagna has been President and Chief Operating Officer since June 2018. Mr. Castagna served as Chief Operating Officer from 2014 to 2018, as Chief Financial Officer and Treasurer from 2006 to 2014, as Assistant Treasurer from 2002 to 2006 and as Vice President—Finance from 2000 to 2006. Mr. Castagna joined the Company in 1994.

Susan E. Lattmann has been Chief Administrative Officer since June 2018. Ms. Lattmann served as Chief Financial Officer and Treasurer from 2014 to 2018. Ms. Lattmann served as Vice President—Finance from 2006 to 2014, as Vice President—Controller from 2001 to 2006 and as Controller from 2000 to 2001. Ms. Lattmann is a certified public accountant and joined the Company in 1996.

Robyn M. D’Elia has been Chief Financial Officer and Treasurer since June 2018. Ms. D’Elia served as Vice President—Finance from 2015 to 2018, as Vice President—Controller from 2006 to 2015, Vice President—Financial Planning & Control in 2006, and Assistant Controller from 2000 to 2006. Prior to joining the Company, Ms. D’Elia was with the public accounting firm of Arthur Andersen. Ms. D’Elia joined the Company in 1996.

Matthew Fiorilli has been Senior Vice President—Stores since 1999. Mr. Fiorilli joined the Company in 1973.

EXECUTIVE COMPENSATION

Compensation Tables

SUMMARY COMPENSATION TABLE FOR FISCAL 2018,

FISCAL 2017 AND FISCAL 2016

The following table sets forth information concerning the compensation of the Company’s NEOs for the last three completed fiscal years (except with regard to Messrs. Eisenberg and Feinstein and Ms. D’Elia, who were not NEOs for fiscal 2017 or fiscal 2016 and, consequently, have information included for the last fiscal year only). The following table does not reflect the effects of any such changes made for fiscal 2019.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(21) ($)	Total ($)
Warren Eisenberg(4)(5) Co-Chairman and Co-Founder	2018	602,098	1,000,003	—	—	174,959	1,777,060
Leonard Feinstein(6)(7) Co-Chairman and Co-Founder	2018	602,098	1,000,003	—	—	190,228	1,792,329
Steven H. Temares(8)(9)(10)(11) Chief Executive Officer	2018	3,582,885	7,530,747	836,415	(30,858)	227,765	12,146,954
	2017	3,967,500	8,947,298	1,636,415	(69,732)	123,561	14,605,042
	2016	3,967,500	10,446,121	2,486,425	31,044	15,309	16,946,399
Arthur Stark(12)(13) Former President and Chief Merchandising Officer	2018	6,048,851	—	—	—	60,285	6,109,136
	2017	1,863,390	1,775,013	600,001	—	31,506	4,269,910
	2016	1,849,277	1,775,020	600,004	—	11,424	4,235,725
Eugene A. Castagna(14)(15) Chief Operating Officer	2018	1,988,462	1,900,015	750,004	—	68,730	4,707,211
	2017	1,950,000	1,900,022	750,007	—	31,657	4,631,686
	2016	1,928,846	1,900,031	750,002	—	11,991	4,590,870
Susan E. Lattmann(16)(17) Chief Administrative Officer	2018	1,203,846	1,350,009	600,004	—	28,661	3,182,520
	2017	1,050,000	1,200,027	600,001	—	14,449	2,864,477
	2016	1,021,154	1,100,021	500,010	—	8,296	2,629,481
Robyn M. D’Elia(18) Chief Financial Officer and Treasurer	2018	653,900	425,026	—	—	10,770	1,089,696
Matthew Fiorilli(19)(20) Senior Vice President—Stores	2018	1,762,906	1,525,012	600,004	—	50,266	3,938,188
	2017	1,743,675	1,525,034	600,001	—	31,901	3,900,611
	2016	1,730,468	1,525,042	600,004	—	14,433	3,869,947
(1)

Except as otherwise described in this Summary Compensation Table, salaries to NEOs were paid in cash in fiscal 2018, fiscal 2017 and fiscal 2016, and increases in salary, if any, were effective in May of the fiscal year.

(2)

The value of stock awards and option awards represents their respective total fair value on the date of grant calculated in accordance with ASC 718, without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in Note 14 to the Company’s financial statements in the Company’s Form 10-K for fiscal 2018. Stock awards and option awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs. The value of Mr. Temares’ 2018 and 2017 PSU awards have been reduced to reflect a discount applied by virtue of a two-year post-vesting holding period.

(3)

The value of stock awards granted in fiscal 2018, 2017 and 2016 consists of PSU awards for Messrs. Eisenberg, Feinstein, Temares, Castagna, Fiorilli and Ms. Lattmann, and consist of a 2018 grant of PSU and restricted stock awards for Ms. D’Elia. Please see Compensation Discussion and Analysis for a description of the PSU awards. The one-year performance-based test for fiscal 2017 and 2016 were met at the 100% target. The three-year performance-based test for fiscal 2016 was met at the 100% target. The fair value of the PSU awards are reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date. If the Company achieves the highest level of performance for the PSU awards, then the fair value of the PSU awards granted in fiscal 2018 would be $1,500,030, $1,500,030, $11,296,860, $2,850,039, $2,025,022, $600,035 and $2,287,534 for Mr. Eisenberg, Mr. Feinstein, Mr. Temares, Mr. Castagna, Ms. Lattmann, Ms. D’Elia and Mr. Fiorilli, respectively. The vesting of the restricted stock awards granted to Ms. D’Elia in fiscal 2018 is based solely on time vesting.

EXECUTIVE COMPENSATION

(4)

On April 21, 2019, Mr. Eisenberg transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of the transition, Mr. Eisenberg ceased to be an officer of the Company, effective April 21, 2019.

(5)

All Other Compensation for Mr. Eisenberg includes incremental costs to the Company for tax preparation services of $31,900, car service of $88,823 and car allowance of $24,014. Also included in All Other Compensation for fiscal 2018 were dividends of $30,222 that were paid on previously unvested stock awards that vested in fiscal 2018. During fiscal 2018, total dividends of $59,383 were accrued on Mr. Eisenberg’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(6)

On April 21, 2019, Mr. Feinstein transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of the transition, Mr. Feinstein ceased to be an officer of the Company, effective April 21, 2019.

(7)

All Other Compensation for Mr. Feinstein includes incremental costs to the Company for tax preparation services of $31,900, car service of $95,629 and car allowance of $32,477. Also included in All Other Compensation for fiscal 2018 were dividends of $30,222 that were paid on previously unvested stock awards that vested in fiscal 2018. During fiscal 2018, total dividends of $59,383 were accrued on Mr. Feinstein’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(8)	On May 12, 2019, Mr. Temares stepped down as Chief Executive Officer, and on May 13, 2019, Mr. Temares resigned from the Board of Directors of the Company.

(9)

Salary for Mr. Temares includes a deferral of $37,154 and $42,000 for fiscal 2017 and 2016, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. As the Company’s nonqualified deferred compensation plan was terminated in December 2017, no deferral was made for 2018.

(10)

The change in pension value for fiscal 2018, 2017 and 2016 is a result of the change in the actuarial present value of the benefits payable under the supplemental executive retirement benefit agreement with Mr. Temares and which is discussed more fully below. There was no cash payment as a result of the increase in value for fiscal 2016. See also “Potential Payments Upon Termination or Change in Control” below.

(11)

All Other Compensation for Mr. Temares includes incremental costs to the Company for car allowance of $11,388, $10,521 and $7,259, and employer 401(k) plan and nonqualified deferred compensation plan matching contributions (for 2017 and 2016) of $7,474, $8,100 and $8,050, respectively. Also included in All Other Compensation for fiscal 2018 and 2017 were dividends of $208,903 and $84,940 that were paid on previously unvested stock awards that vested in fiscal 2018 and 2017, respectively, as well as a payment of legal fees for business purposes of $20,000 in fiscal 2017. During fiscal 2018 and 2017, total dividends of $537,524 and $319,606, respectively, were accrued on Mr. Temares’ unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(12)

Mr. Stark departed the Company effective as of May 17, 2018. Salary for Mr. Stark for fiscal 2018 of $6,048,851 includes amounts paid in cash and in accordance with the terms of his employment agreement, the severance due to him of three times his current salary (see discussion below in Employment Agreement with Mr. Stark). Also, included in salary for Mr. Stark was a deferral of $3,538 and $4,000 for fiscal 2017 and 2016, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. As the Company’s nonqualified deferred compensation plan was terminated in December 2017, no deferral was made for 2018.

(13)

All Other Compensation for Mr. Stark includes incremental costs to the Company for car allowance of $2,801, $3,446 and $3,474 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions (for 2017 and 2016) of $1,750, $8,100 and $7,950, respectively. Also included in All Other Compensation for fiscal 2018 and 2017 were dividends of $55,734 and $19,960 that were paid on previously unvested stock awards for fiscal 2018 and 2017, respectively. During fiscal 2018 and 2017, total dividends of $43,057 and $62,924, respectively, were accrued on Mr. Stark’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(14)

Salary for Mr. Castagna includes a deferral of $172,500 and $192,462 for fiscal 2017 and 2016, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. As the Company’s nonqualified deferred compensation plan was terminated in December 2017, no deferral was made for 2018.

(15)

All Other Compensation for Mr. Castagna includes incremental costs to the Company for car allowance of $16,644, $4,564 and $3,941 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions (for 2017 and 2016) of $7,475, $8,100 and $8,050 for fiscal 2018, 2017 and 2016, respectively. Also included in All Other Compensation for fiscal 2018 and 2017 were dividends of $44,611 and $18,993 that were paid on previously unvested stock awards that vested in fiscal 2018 and 2017, respectively. During fiscal 2018 and 2017, total dividends of $104,444 and $64,691, respectively, were accrued on Mr. Castagna’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(16)

Salary for Ms. Lattmann includes a deferral of $44,231 and $50,000 for fiscal 2017 and 2016, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. As the Company’s nonqualified deferred compensation plan was terminated in December 2017, no deferral was made for 2018.

EXECUTIVE COMPENSATION

(17)

All Other Compensation for Ms. Lattmann includes incremental costs to the Company for employer 401(k) plan and nonqualified deferred compensation plan matching contributions (for 2017 and 2016) of $8,084, $6,854 and $8,296 for fiscal 2018, 2017 and 2016, respectively. Also included in All Other Compensation for fiscal 2018 and 2017 were dividends of $20,577 and $7,595 that were paid on previously unvested stock awards that vested in fiscal 2018 and 2017, respectively. During fiscal 2018 and 2017, total dividends of $67,789 and $34,477, respectively, were accrued on Ms. Lattmann’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(18)

All Other Compensation for Ms. D’Elia includes incremental costs to the Company for employer 401(k) plan matching contributions of $9,029 for fiscal 2018. Also included in All Other Compensation for fiscal 2018 were dividends of $1,741 that were paid on previously unvested stock awards that vested in fiscal 2018. During fiscal 2018, total dividends of $15,953 were accrued on Ms. D’Elia’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(19)

Salary for Mr. Fiorilli includes a deferral of $30,850 and $34,557 for fiscal 2017 and 2016, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. As the Company’s nonqualified deferred compensation plan was terminated in December 2017, no deferral was made for 2018.

(20)

All Other Compensation for Mr. Fiorilli includes incremental costs to the Company for car allowance of $6,633, $7,188 and $6,483 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions (for 2017 and 2016) of $5,850, $8,100 and $7,950 for fiscal 2018, 2017 and 2016, respectively. Also included in All Other Compensation for fiscal 2018 and 2017 were dividends of $37,784 and $16,613 that were paid on previously unvested stock awards that vested in fiscal 2018 and 2017, respectively. During fiscal 2018 and 2017, total dividends of $84,246 and $53,372, respectively, were accrued on Mr. Fiorilli’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent that, the associated stock awards vest and the underlying shares are paid.

(21)	All Other Compensation includes dividends in the amounts paid to all shareholders as of the record date for each dividend declared.

EXECUTIVE COMPENSATION

GRANTS OF PLAN BASED AWARDS

Grants of Stock Options, Performance Stock Units and Restricted Stock for Fiscal 2018

The following table sets forth information with respect to stock options granted and performance stock units awarded during fiscal 2018 to each of the NEOs under the 2012 Plan. The Company did not grant any non-equity incentive plan awards in fiscal 2018.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plans Awards			All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold(1) (#)	Target(1) (#)	Maximum(1) (#)
Warren Eisenberg	5/10/2018	14,843	59,365	89,049				$1,000,003
Leonard Feinstein	5/10/2018	14,843	59,365	89,049				$1,000,003
Steven H. Temares(4)	5/10/2018	145,387	581,543	872,315				$7,530,747
	5/10/2018				194,199	$16.85	$16.91	$836,415
Eugene A. Castagna	5/10/2018	28,200	112,794	169,192				$1,900,015
	5/10/2018				174,136	$16.85	$16.91	$750,004
Susan E. Lattmann	5/10/2018	20,036	80,143	120,215				$1,350,009
	5/10/2018				139,309	$16.85	$16.91	$600,004
Robyn M. D’Elia	5/10/2018	—	1,485					$25,015
	6/5/2018	5,384	21,532	32,299				$400,011
Mathew Fiorilli	5/10/2018	22,635	90,532	135,799				$1,525,012
	5/10/2018				139,309	$16.85	$16.91	$600,004
(1)	Number of shares when converted from dollars to shares, which number is rounded up to the nearest whole share.

(2)	The exercise price of option awards is the average of the high and low trading prices of the Company’s common stock on the date of grant.

(3)

Pursuant to the SEC rules, PSU, stock and option awards are valued in accordance with ASC 718. See footnote 2 to the Summary Compensation Table in this Proxy Statement. The fair value of PSU awards are reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date.

(4)	The value of Mr. Temares’ 2018 PSU awards have been reduced to reflect a discount applied by virtue of a required two-year post-vesting holding period.

Vesting of stock option awards depends on time vesting, subject in general to the executive remaining in the Company’s service on specific vesting dates. The options granted in fiscal 2018 to Messrs. Temares, Castagna and Fiorilli and Ms. Lattmann vest in five equal installments starting on the first anniversary of the grant date. At the time of grant or thereafter, option awards and underlying shares of common stock are not transferable other than by will or the laws of descent and distribution, except as the Compensation Committee may permit.

PSUs were granted on May 10, 2018 to the named executive officers (other than Ms. D’Elia, who was not an executive officer at the time) and PSUs were granted to Ms. D’Elia on June 5, 2018 in connection with a promotion. Vesting of PSUs depends on (i) the Company’s achievement of a performance-based test during a one-year period from the date of grant and during a three-year period from the date of grant, and (ii) assuming achievement of the performance-based test, time vesting, subject, in general, to the executive remaining in the Company’s service on specified vesting dates. Performance during the one-year period is based on EBIT margin relative to a peer group of the Company. Subject to the certification of achievement of the one-year performance-based test, the corresponding PSUs will vest one year from the date of grant. Performance during the three-year period is based on a combination of EBIT margin and ROIC relative to such peer group. Subject to the certification of achievement of the three-year performance-based test, the corresponding PSUs will vest on the third anniversary of the date of grant. The awards based on EBIT margin and ROIC are capped at 150% of target achievement, with a floor of zero. PSUs are converted into shares of common stock upon payment following vesting.

Vesting of the restricted stock awards granted on May 10, 2018 to Ms. D’Elia depends solely on time vesting, subject in general to Ms. D’Elia remaining in the Company’s employ on specific vesting dates.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each of the NEOs with respect to the value of all unexercised options, unvested restricted stock awards and unvested performance stock units as of March 2, 2019, the end of fiscal 2018.

Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Warren Eisenberg	25,440	—		$56.1850	5/10/2019	5,286	(7)	$88,223	95,844	(13)	$1,599,636
	21,682	—		$68.9100	5/10/2020
	22,442	—		$69.7750	5/10/2021
	23,855	—		$62.3400	5/12/2022
	21,629	—		$70.9550	5/11/2023
	28,092	14,046	(2)	$45.5250	5/10/2024
Leonard Feinstein	25,440	—		$56.1850	5/10/2019	5,286	(7)	$88,223	95,844	(13)	$1,599,636
	21,682	—		$68.9100	5/10/2020
	22,442	—		$69.7750	5/10/2021
	23,855	—		$62.3400	5/12/2022
	21,629	—		$70.9550	5/11/2023
	28,092	14,046	(2)	$45.5250	5/10/2024
Steven H. Temares	254,400	—		$56.1850	5/10/2019	36,806	(8)	$614,292	902,223	(14)	$15,058,102(20)
	249,347	—		$68.9100	5/10/2020
	302,956	—		$69.7750	5/10/2021
	185,345	46,337	(3)	$62.3400	5/12/2022
	135,601	90,402	(3)	$70.9550	5/11/2023
	83,816	125,726	(3)	$45.5250	5/10/2024
	34,461	137,848	(3)	$37.4950	5/10/2025
	—	194,199	(3)	$16.8450	5/10/2026
Arthur Stark	—	—		$—	—	—		$—	55,000	(15)	$917,950
Eugene A. Castagna	30,528	—		$56.1850	5/10/2019	9,359	(9)	$156,202	171,668	(16)	$2,865,139
	26,019	—		$68.9100	5/10/2020
	26,930	—		$69.7750	5/10/2021
	22,900	5,726	(4)	$62.3400	5/12/2022
	19,465	12,978	(4)	$70.9550	5/11/2023
	25,282	37,924	(4)	$45.5250	5/10/2024
	15,794	63,179	(4)	$37.4950	5/10/2025
	—	174,136	(4)	$16.8450	5/10/2026
Susan E. Lattmann	11,450	2,863	(5)	$62.3400	5/12/2022	4,900	(10)	$81,781	116,229	(17)	$1,939,862
	10,381	6,922	(5)	$70.9550	5/11/2023
	16,855	25,283	(5)	$45.5250	5/10/2024
	12,635	50,543	(5)	$37.4950	5/10/2025
	—	139,309	(5)	$16.8450	5/10/2026

EXECUTIVE COMPENSATION

Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Robyn M. D’Elia	—	—		$—	—	8,852	(11)	$147,740	21,532	(18)	$359,369
Matthew Fiorilli	30,528	—		$56.1850	5/10/2019	8,214	(12)	$137,092	137,787	(19)	$2,299,665
	26,019	—		$68.9100	5/10/2020
	26,930	—		$69.7750	5/10/2021
	22,900	5,726	(6)	$62.3400	5/12/2022
	15,573	10,382	(6)	$70.9550	5/11/2023
	20,226	30,339	(6)	$45.5250	5/10/2024
	12,635	50,543	(6)	$37.4950	5/10/2025
	—	139,309	(6)	$16.8450	5/10/2026
(1)	Market value is based on the closing price of the Company’s common stock of $16.69 per share on March 1, 2019, the last trading day in fiscal 2018.

(2)

Messrs. Eisenberg and Feinstein’s unvested option awards were scheduled to vest on May 10, 2019. In connection with Messrs. Eisenberg and Feinstein’s departure as officers of the Company, effective as of April 21, 2019, and as directors of the Company, effective as of May 1, 2019, the options that were unvested as of May 1, 2019 were forfeited.

(3)

Mr. Temares’ unvested option awards were scheduled to vest as follows: (a) 46,337 on May 12, 2019; (b) 45,201 on each of May 11, 2019 and 2020; (c) 41,909 on each of May 10, 2019 and 2021 and 41,908 on May 10, 2020, (d) 34,462 on each of May 10, 2019, 2020, 2021 and 2022; and (e) 38,839 on May 10, 2019 and 38,840 on each of May 10, 2020, 2021, 2022 and 2023. In connection with Mr. Temares’ termination of employment with the Company on May 12, 2019, and resignation from the Board of Directors of the Company on May 13, 2019, these option awards became fully vested.

(4)

Mr. Castagna’s unvested option awards are scheduled to vest as follows: (a) 5,726 on May 12, 2019, (b) 6,489 on each of May 11, 2019 and 2020; (c) 12,641 on each of May 10, 2019 and 2020 and 12,642 on May 10, 2021; (d) 15,795 on each of May 10, 2019, 2021 and 2022 and 15,794 on May 10, 2020; and (e) 34,827 on each of May 10, 2019, 2020, 2021 and 2022 and 34,828 on May 10, 2023.

(5)

Ms. Lattmann’s unvested option awards are scheduled to vest as follows: (a) 2,863 on May 12, 2019; (b) 3,461 on each of May 11, 2019 and 2020; (c) 8,427 on May 10, 2019 and 8,428 on each of May 10, 2020 and 2021; (d) 12,636 on each of May 10, 2019, 2021 and 2022 and 12,635 on May 10, 2020; and (e) 27,861 on May 10, 2019 and 27,862 each of May 10, 2020, 2021, 2022 and 2023.

(6)

Mr. Fiorilli’s unvested option awards are scheduled to vest as follows: (a) 5,726 on May 12, 2019, (b) 5,191 on each of May 11, 2019 and 2020; (c) 10,113 on each of May 10, 2019, 2020 and 2021; (d) 12,636 on each of May 10, 2019, 2021 and 2022 and 12,635 on May 10, 2020; and (e) 27,861 on May 10, 2019 and 27,862 on each of May 10, 2020, 2021, 2022 and 2023.

(7)

Messrs. Eisenberg and Feinstein have an aggregate of 5,286 shares underlying unvested PSUs, which have satisfied the applicable performance-based test, and were scheduled to vest on May 11, 2019. In connection with Messrs. Eisenberg and Feinstein’s departure as officers of the Company, effective as of April 21, 2019, and as directors of the Company, effective as of May 1, 2019, the PSUs became fully vested.

(8)

Mr. Temares has an aggregate of 36,806 shares underlying unvested PSUs, which have satisfied the applicable performance-based test, and were scheduled to vest on May 11, 2019. In connection with Mr. Temares’ departure as an officer of the Company on May 12, 2019, and as a director of the Company on May 13. 2019, the PSUs became fully vested.

(9)

Mr. Castagna has an aggregate of 3,193 shares of unvested restricted stock and an aggregate of 6,166 shares underlying unvested PSUs. Mr. Castagna’s unvested restricted stock awards were scheduled to vest on May 10, 2019. Mr. Castagna’s unvested PSU awards that have satisfied the applicable performance-based test were scheduled to vest on May 11, 2019.

(10)

Ms. Lattmann has an aggregate of 1,728 shares of unvested restricted stock and an aggregate of 3,172 shares underlying unvested PSUs. Ms. Lattmann’s unvested restricted stock awards are scheduled to vest as follows: (a) 581 on May 10, 2019 and (b) 573 on May 10, 2019 and 574 on May 10, 2020. Ms. Lattmann’s unvested PSU awards that have satisfied the applicable performance-based test were scheduled to vest on May 11, 2019.

EXECUTIVE COMPENSATION

(11)

Ms. D’Elia has an aggregate of 8,852 shares of unvested restricted stock. Ms. D’Elia’s unvested restricted stock awards are scheduled to vest as follows: (a) 218 on May 10, 2019, (b) 287 on each of May 10, 2019 and 2020; (c) 321 on each of May 12, 2019, 2020 and 2021; (d) 282 on each of May 11, 2019, 2020, 2021 and 2022; (e) 439 on each of May 10, 2019, 2020 and 2022 and 440 on each of May 10, 2021 and 2023; (f) 381 on each of May 10, 2019, 2020, 2021, 2022 and 2023 and 382 on May 10, 2024; and (g) 212 on each of May 10, 2019, 2020, 2021, 2022, 2023 and 2024 and 213 on May 10, 2025.

(12)

Mr. Fiorilli has an aggregate of 3,193 shares of unvested restricted stock and an aggregate of 5,021 shares underlying unvested PSUs. Mr. Fiorilli’s unvested restricted stock awards were scheduled to vest on May 10, 2019. Mr. Fiorilli’s unvested PSU awards that have satisfied the applicable performance-based test were scheduled to vest on May 11, 2019.

(13)

Messrs. Eisenberg and Feinstein’s unvested PSU awards are valued at target achievement and include 14,841 PSU awards, subject to a one-year performance goal, and 81,003 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards were scheduled to vest on May 10, 2019. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 8,237 on May 10, 2019 and 8,238 on May 10, 2020; (b) 6,668 on May 10, 2020; (c) 13,336 on May 10, 2020; (d) 14,841 on May 10, 2021; and (e) 29,683 on May 10, 2021. In connection with Messrs. Eisenberg and Feinstein’s departure as officers of the Company, effective as of April 21, 2019, and as directors of the Company, effective as of May 1, 2019, the PSUs will vest upon, and to the extent provided in, the certification of the Compensation Committee of the attainment of the applicable performance goals.

(14)

Mr. Temares’ unvested PSU awards are valued at target achievement and include 145,385 PSU awards, subject to a one-year performance goal, and 756,838 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards were scheduled to vest on May 10, 2019. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 57,365 on each of May 10, 2019 and 2020; (b) 68,650 on May 10, 2020; (c) 137,300 on May 10, 2020; (d) 145,386 on May 10, 2021; and (e) 290,772 on May 10, 2021. In connection with Mr. Temares’ termination of employment with the Company on May 12, 2019 and resignation from the Board of Directors of the Company on May 13, 2019, the PSUs will vest upon, and to the extent provided in, the certification of the Compensation Committee of the attainment of the applicable performance goals.

(15)

Mr. Stark’s unvested PSU awards are valued at target achievement and include 55,000 PSU awards, subject to a three-year performance goal. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 9,747 on May 10, 2019 and 9,748 on May 10, 2020; (b) 11,835 on May 10, 2020; and (c) 23,670 on May 10, 2020. In connection with Mr. Stark’s termination of employment, the PSUs will vest upon, and to the extent provided in, the certification of the Compensation Committee of the attainment of the applicable performance goals.

(16)

Mr. Castagna’s unvested PSU awards are valued at target achievement and include 28,198 PSU awards, subject to a one-year performance goal, and 143,470 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards were scheduled to vest on May 10, 2019. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 10,434 on each of May 10, 2019 and 2020, (b) 12,669 on May 10, 2020, (c) 25,337 on May 10, 2020, (d) 28,199 on May 10, 2021, and (e) 56,397 on May 10, 2021.

(17)

Ms. Lattmann’s unvested PSU awards are valued at target achievement and include 20,035 PSU awards, subject to a one-year performance goal, and 96,194 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards were scheduled to vest on May 10, 2019. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 6,041 on each of May 10, 2019 and 2020; (b) 8,001 on May 10, 2020; (c) 16,003 on May 10, 2020; (d) 20,036 on May 10, 2021; and (e) 40,072 on May 10, 2021.

(18)

Ms. D’Elia’s unvested PSU awards are valued at target achievement and include 5,383 PSU awards, subject to a one-year performance goal, and 16,149 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards were scheduled to vest on May 10, 2019. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 5,383 on May 10, 2021; and (b) 10,766 on May 10, 2021.

(19)

Mr. Fiorilli’s unvested PSU awards are valued at target achievement and include 22,633 PSU awards, subject to a one-year performance goal, and 115,154 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards were scheduled to vest on May 10, 2019. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 8,375 on each of May 10, 2019 and 2020; (b) 10,168 on May 10, 2020; (c) 20,337 on May 10, 2020; (d) 22,633 on May 10, 2021; and (e) 45,266 on May 10, 2021.

(20)

Pursuant to SEC rules, market value is based on the closing price of the Company’s common stock of $16.69 per share on March 1, 2019, the last trading day in fiscal 2018, rather than the grant date value under ASC 718. Accordingly, market value does not reflect a discount applied to Mr. Temares’ PSU awards by virtue of a required two-year post-vesting holding period.

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Awards Vested for Fiscal 2018

The following table includes certain information with respect to the exercise of options and vesting of stock awards by NEOs during fiscal 2018.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Warren Eisenberg(1)	—	—	30,505	513,857
Leonard Feinstein(1)	—	—	30,505	513,857
Steven H. Temares(2)	—	—	221,116	3,724,699
Arthur Stark(3)	—	—	56,047	954,768
Eugene A. Castagna(4)	—	—	46,414	781,759
Susan E. Lattmann(5)	—	—	22,383	377,008
Robyn M. D’Elia(6)	—	—	1,756	29,580
Matthew Fiorilli(7)	—	—	38,971	656,466
(1)

Messrs. Eisenberg and Feinstein each acquired (i) 4,300 shares on May 10, 2018 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 26,205 shares in total on May 10, 2018, May 11, 2018 and May 12, 2018 upon the vesting of PSUs for which the performance test had been met.

(2)

Mr. Temares acquired (i) 19,348 shares on May 10, 2018 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 201,768 shares in total on May 10, 2018, May 11, 2018 and May 12, 2018 upon the vesting of PSUs for which the performance test had been met.

(3)

Mr. Stark acquired (i) 16,444 shares in total on May 10, 2018 and May 18, 2018 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 39,603 shares in total on May 10, 2018, May 11, 2018, May 12, 2018 and May 18, 2018 upon the vesting of PSUs for which the performance test had been met.

(4)

Mr. Castagna acquired (i) 10,930 shares in total on May 10, 2018 and February 26, 2019 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 35,484 shares in total on May 10, 2018, May 11, 2018 and May 12, 2018 upon the vesting of PSUs for which the performance test had been met.

(5)

Ms. Lattmann acquired (i) 2,162 shares in total on May 10, 2018 and February 26, 2019 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 20,221 shares in total on May 10, 2018, May 11, 2018 and May 12, 2018 upon the vesting of PSUs for which the performance test had been met.

(6)	Ms. D’Elia acquired (i) 1,756 shares in total on May 10, 2018, May 11, 2018 and May 12, 2018 upon the lapse of restrictions on previously granted shares of restricted stock.

(7)

Mr. Fiorilli acquired (i) 10,193 shares in total on May 10, 2018 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 28,778 shares in total on May 10, 2018, May 11, 2018 and May 12, 2018 upon the vesting of PSUs for which the performance test had been met.

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

Effective January 1, 2006, the Company adopted a nonqualified deferred compensation plan for the benefit of employees defined by the Internal Revenue Service as highly compensated. A certain percentage of an employee’s contributions may be matched by the Company, subject to certain plan limitations, as more fully described below. On December 27, 2017, the Company terminated the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan 2016 Restatement, effective January 1, 2016, and its predecessor plan, the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan, adopted December 18, 2008 and frozen effective January 1, 2016 and all similar arrangements (together, the “Nonqualified Deferred Compensation Plans”). After December 27, 2017, no participant deferrals were accepted and all balances were to be liquidated more than 12 months but less than 24 months after December 27, 2017. During fiscal 2018, all participants balances were liquidated and disbursed to those participants. The following table provides compensation information for the Company’s nonqualified deferred compensation plan for each of the NEOs for fiscal 2018.

Nonqualified Deferred Compensation for Fiscal 2018

Name	Executive Contributions for Fiscal 2018 ($)	Company Contributions for Fiscal 2018 ($)	Aggregate Earnings (Losses) in Fiscal 2018(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End 2018 ($)
Warren Eisenberg	—	—	(520,326)	7,233,384	—
Leonard Feinstein	—	—	(547,484)	7,613,760	—
Steven H. Temares	—	—	(6,884)	617,697	—
Arthur Stark(2)	—	(1,600)	33	10,024	—
Eugene A. Castagna	—	—	(19,647)	2,510,625	—
Susan E. Lattmann	—	—	(21,779)	505,791	—
Robyn M. D’Elia	—	—	(3,477)	289,473	—
Matthew Fiorilli	—	—	(29,116)	1,228,323	—
(1)	Amounts reported in this column represent returns on participant-selected investments.

(2)

Mr. Stark departed from the Company on May 17, 2018. As such, he was not employed by the Company on the date the fiscal 2017 Company contribution was credited to participants accounts and therefore, he was not eligible for the match reported in the prior year.

Prior to the termination of the Company’s nonqualified deferred compensation plan, a participant’s regular earnings could be deferred at the election of the participant, excluding incentive compensation, welfare benefits, fringe benefits, noncash remuneration, amounts realized from the sale of stock acquired under a stock option or grant and moving expenses.

When a participant elected to make a deferral under the plan, the Company credited the account of the participant with a matching contribution equal to fifty percent of the deferral, offset dollar for dollar by any matching contribution that the Company made to the participant under the Company’s 401(k) plan. The payment of this matching contribution was made upon the conclusion of the fiscal year. The maximum matching contribution that was allowed to be made by the Company to a participant between the Company’s nonqualified deferred compensation plan and the Company’s 401(k) plan was the lesser of $8,250 or three percent of a participant’s eligible compensation.

A participant was fully vested in amounts deferred under the nonqualified deferred compensation plan. A participant had a vested right in matching contributions made by the Company under the nonqualified deferred compensation plan, depending on the participant’s years of service with the Company: 20% at one to two years of service; 40% at two to three years of service; 60% at three to four years of service; 80% at four to five years of service; and 100% at five or more years of service. As each of the NEOs had more than five years of service to the Company, they were each fully vested in the matching contributions made by the Company under the plan.

Amounts in a participant’s account in the nonqualified deferred compensation plan were payable either in a lump sum or substantially equal annual installments over a period of five or ten years, as elected by the participant. Such distributions were required to be delayed to a period of six months following a participant’s termination of employment to comply with applicable law.

EXECUTIVE COMPENSATION

Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements

Each NEO has an employment agreement with the Company that provides for severance pay and other benefits upon a termination of his or her employment. For a complete description of payments due to each NEO upon termination of his or her employment with the Company, see “Potential Payments Upon Termination or Change in Control” below. These agreements also provide for non-competition and non-solicitation of the Company’s employees during the term of employment and, typically, for one year thereafter (two years in the case of Mr. Castagna). Ms. Lattmann’s agreement, as amended, and Ms. D’Elia’s agreement provide for a two-year non-solicitation restriction and non-competition restriction for one year but provide the Company with the ability to extend the period of non-competition for an additional year provided the Company also extends severance payments for such period. Mr. Eisenberg’s agreement and Mr. Feinstein’s agreement provide for a non-solicitation restriction for one year and provide for a non-competition restriction for the duration of required salary continuation payments under the agreements. Each NEO employment agreement provides confidentiality during the term of employment and surviving the end of the term of employment.

Potential Payments Upon Termination or Change in Control

Each NEO’s employment agreements and certain of the plans in which the NEOs participate require the Company to pay compensation to the executives if their employment terminates. Because Messrs. Eisenberg and Feinstein transitioned to the role of Co-Founders and Co-Chairmen Emeriti of the Board and ceased to be officers of the Company effective April 21, 2019, Mr. Temares separated from the Company effective May 12, 2019, and Mr. Stark separated from the Company during fiscal 2018, in each case, such separation or transition, as applicable, was treated as a termination of employment by the Company other than for “cause”, the below descriptions of the applicable agreements and arrangements describe only the provisions applicable to, and amounts payable and benefits provided as a result of, a termination of each of Messrs. Eisenberg, Feinstein, Temares and Stark by the Company without “cause.”

The table below lists the estimated amount of compensation payable to each of Messrs. Castagna and Fiorilli and Mses. Lattmann and D’Elia in each termination situation using an assumed termination date and an assumed change in control date of March 2, 2019, the last day of fiscal 2018 and a price per share of common stock of $16.69 (the “Per Share Closing Price”), the closing per share price as of March 1, 2019, the last business day of fiscal 2018.

Employment Agreements with Messrs. Castagna and Fiorilli and Mses. Lattmann and D’Elia

The agreement with Mr. Fiorilli provides for severance pay equal to three years’ salary, and the agreements with Mr. Castagna, Ms. Lattmann and Ms. D’Elia provide for severance pay equal to one year’s salary, if the Company terminates their employment other than for “cause” (including by reason of death or disability). Additionally, the agreements with Messrs. Castagna and Fiorilli also provide for one year’s severance pay if the executive voluntarily leaves the employ of the Company. Severance pay will be paid in accordance with normal payroll; however, any amount due prior to the six months after termination of employment will be paid in a lump sum on the date following the six-month anniversary of termination of employment. Except in the cases of Ms. Lattmann and Ms. D’Elia, any severance payable to these executives will be reduced by any monetary compensation earned by them as a result of their employment by another employer or otherwise. “Cause” is defined in the agreements as when the executive has: (i) acted in bad faith or with dishonesty; (ii) willfully failed to follow reasonable and lawful directions of the CEO or the Board of Directors, as applicable; (iii) performed his or her duties with gross negligence; or (iv) been convicted of a felony. Upon a termination of employment by the Company for any reason other than for cause and, in the cases of Ms. Lattmann and Ms. D’Elia, also upon a “constructive termination” (as defined below), all unvested options will vest and become exercisable. In addition, pursuant to their respective restricted stock and PSU agreements, or, in the cases of Ms. Lattmann and Ms. D’Elia, also pursuant to their respective employment agreements, shares of restricted stock and PSUs granted will vest upon death or disability, or upon a termination of employment without cause subject to attainment of any applicable performance goals. Further, the employment agreements with Ms. Lattmann and Ms. D’Elia provide for payment of their respective severance and the vesting of any shares of restricted stock and PSUs, subject to the attainment of any applicable performance goals, benefits in the event of a “constructive termination,” defined as the Company’s relocation of their respective places of employment by more than twenty-five miles, or the Company’s material breach of one or more terms of their respective employment agreements. Additionally, the employment agreement with Ms. D’Elia provides that if the Company terminates her employment other than for “cause” (including by reason of death or disability) or upon her “constructive termination”, the unvested portion of Ms. D’Elia’s deferred cash award will immediately vest and become payable, subject to the execution and non-revocation of a release of claims. These agreements also provide for non-competition and non-solicitation during the term of employment and for one year thereafter in the case of Mr. Fiorilli,

EXECUTIVE COMPENSATION

two years thereafter, in the case of Mr. Castagna, and one year thereafter in the cases of non-competition for Ms. Lattmann and Ms. D’Elia, subject to the Company’s ability, in the cases of Ms. Lattmann and Ms. D’Elia, to extend the non-competition period for an additional year provided the Company also extends their respective severance payments for such additional period. Each agreement provides for confidentiality during the term of employment and surviving the end of the term of employment.

Employment Agreement with Mr. Temares

Mr. Temares departed the Company effective as of May 12, 2019. In accordance with the terms of his employment and equity award agreements, he was entitled to three times his then-current salary, totaling in the amount of $11,902,500 (calculated without regard to any past voluntary waiver of base salary), payable over three years in normal payroll installments, except that any amount due prior to the six months after his departure, $1,983,750, will be paid in a lump sum after such six-month period. Such amounts will be reduced by any compensation earned with any subsequent employer or otherwise and will be subject to his compliance with a one-year non-competition and non-solicitation covenant. Further, as a result of his departure, the time-vesting component of Mr. Temares’ equity-based awards accelerated, including (i) his stock options (which currently are “underwater”), (ii) $865,064 of PSU awards which had previously met the related performance-based test, had been certified by the Compensation Committee, and remained subject solely to time-vesting, and (iii) $9,682,989 of PSU awards (assuming target level of performance) which remain subject to attainment of any performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under his award agreements. For this purpose, the value of the PSU awards is based on the value of the shares of our common stock on the date of Mr. Temares’ departure. The actual value of Mr. Temares’ PSU awards upon vesting will depend on the actual performance as certified by the Compensation Committee.

Mr. Temares’ Supplemental Retirement Benefit

Mr. Temares is a party to a supplemental executive retirement benefit agreement (“SERP”) and a related escrow agreement, pursuant to which he is entitled to receive a supplemental retirement benefit as a result of his separation from service from the Company. Pursuant to the SERP, as a result of his separation from service with the Company as of May 12, 2019 being treated as a termination without cause, Mr. Temares is entitled to a lump sum payment equal to the present value of an annual amount equal to 50% of Mr. Temares’ annual base salary on the date of termination of employment if such annual amount were paid for a period of 10 years in accordance with the Company’s normal payroll practices (which amount equals $17,654,834), subject to Mr. Temares’ timely execution and non-revocation of a release of claims in favor of the Company, which will be paid on the first business day following the six-month anniversary of Mr. Temares’ termination of service. Although the SERP provides that Mr. Temares will be protected from any impact resulting from the possible application of Section 409A of the Code to the terms of the SERP due to the complexities surrounding Section 409A, the Company believes that no such payment will be required.

Employment Agreements with Messrs. Eisenberg and Feinstein

The Company is party to employment agreements with each of Messrs. Eisenberg and Feinstein. Under these agreements, each of Messrs. Eisenberg and Feinstein had the option to elect senior status at any time (i.e., to be continued to be employed to provide non-line executive consultative services). On May 11, 2017, Messrs. Eisenberg and Feinstein notified the Company that they elected to commence their Senior Status Period, effective May 21, 2017. Pursuant to the “senior status” provisions of their employment agreements, each of Messrs. Eisenberg and Feinstein is entitled to base salary, termination payments, postretirement benefits and other terms and conditions of employment, during the Senior Status Period.

On April 21, 2019, each of Messrs. Eisenberg and Feinstein transitioned to the role of Co-Founders and Co-Chairmen Emeriti of the Board of Directors of the Company. As a result of this transition, Messrs. Eisenberg and Feinstein ceased to be officers of the Company effective as of April 21, 2019, and became entitled to the payments and benefits provided under their employment agreements that apply in the case of termination without cause, which generally include continued senior status payments until May 2027 and continued participation for them (and their spouses, if applicable) at the Company’s expense, in medical, dental, hospitalization and life insurance and in all other employee plans and programs in which they (or their families) were participating as of the date of termination and other or additional benefits in accordance with the applicable plans and programs until the earlier of death of the survivor of the Co-Chairmen Emeriti and his spouse or the date(s) he receives equivalent coverage and benefits from a subsequent employer. In addition, the Co-Chairmen Emeriti are entitled to supplemental pension payments specified in their employment agreements of $200,000 per year (as adjusted for a cost of living increase), until the death of the survivor of the Co-Chairmen Emeriti and his spouse, reduced by the continued senior status payments referenced in the foregoing sentence.

EXECUTIVE COMPENSATION

Pursuant to their respective restricted stock and performance stock unit agreements, shares of restricted stock and PSUs granted to Messrs. Eisenberg and Feinstein vested upon their resignation as members of the Board of Directors effective May 1, 2019, subject, however, to attainment of any applicable performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under their award agreements.

The annual amount of senior status payments to be made to each of the Co-Chairmen Emeriti until May 2027 equals $602,386, subject to future adjustment for cost of living, as provided in the applicable employment agreements. The estimated annual value of the continued benefits provided pursuant to their employment agreements equals $248,760 and $344,400 for Messrs. Eisenberg and Feinstein, respectively. As a result of this transition, $86,162 of PSU awards held by each of Messrs. Eisenberg and Feinstein, which had previously met the related performance-based test, had been certified by the Compensation Committee, and remained subject solely to time-vesting, were accelerated. Further, as a result of the transition, the time-vesting component of PSUs held by each of Messrs. Eisenberg and Feinstein equal in value to $1,562,257 (assuming target level of performance) accelerated, and the PSUs remain subject to attainment of any applicable performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under their award agreements. For this purpose, the value of the PSU awards is based on the value of the shares of our common stock on the date of Messrs. Eisenberg’s and Feinstein’s transition.

The agreements also provide that upon a change in control of the Company, the Company will fund a “rabbi trust” for each to hold an amount equal to the value of the payments and certain benefits payable to each upon his termination of employment with the Company. In the event of termination of employment, the executives are under no obligation to seek other employment and there is no reduction in the amount payable to the executive on account of any compensation earned from any subsequent employment. To the extent that any payments under the employment agreements due following the termination of Messrs. Eisenberg and Feinstein are considered to be deferred compensation under Section 409A, such amounts will commence to be paid on the earlier of the six-month anniversary of termination of employment or his death.

In substitution for a split-dollar life insurance benefit previously provided to such executives, in fiscal 2003, the Company entered into deferred compensation agreements with Messrs. Eisenberg and Feinstein under which the Company is obligated to pay Messrs. Eisenberg and Feinstein $2,125,000 and $2,080,000, respectively, in each case payable only on the last day of the first full fiscal year of the Company in which the total compensation of Mr. Eisenberg or Feinstein, as applicable, will not result in the loss of a deduction for such payment pursuant to applicable federal income tax law, provided that, in the event that the applicable federal income tax law is changed in a manner that would result in the payments in materially all events being nondeductible, then such amount shall be paid at such time as it would have been paid if such change in law had not been made.

Employment Agreement with Mr. Stark

Mr. Stark departed the Company effective as of May 17, 2018. In accordance with the terms of his employment and equity award agreements, he was entitled to three times his then-current salary in the amount of $5,590,170, payable over three years in normal payroll installments, except that any amount due prior to the six months after his departure, $903,027, was paid in a lump sum after such six-month period. Such amounts will be reduced by any compensation earned with any subsequent employer or otherwise and will be subject to his compliance with a one-year non-competition and non-solicitation covenant. Further, Mr. Stark’s equity-based awards vested, including $69,954 of restricted stock, $105,351 of PSU awards, which had previously met the performance-based test and have been certified by the Compensation Committee, and $981,750 of PSU awards, subject to attainment of any performance goals and the certification of the applicable performance-based tests by the Compensation Committee, as provided under their award agreements.

EXECUTIVE COMPENSATION

Table and related footnotes follow:

	Cash Severance	Cash Award Acceleration(1)	Restricted Stock Acceleration(2)	PSU Acceleration(3)	Total
Eugene A. Castagna(6)
Termination Without Cause(5)	$2,000,000	$—	$58,336	$978,071	$3,036,407
Voluntary Termination(5)	$2,000,000	$—	$—	$—	$2,000,000
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Termination(5)	$2,000,000	$—	$58,336	$978,071	$3,036,407
Susan E. Lattmann(6)
Termination Without Cause(5)	$1,250,000	$—	$31,570	$622,691	$1,904,261
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Termination(5)	$1,250,000	$—	$31,570	$622,691	$1,904,261
Robyn M. D’Elia(6)
Termination Without Cause(5)	$750,000	$75,000	$158,949	$92,426	$1,076,375
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Termination(5)	$750,000	$75,000	$158,949	$92,426	$1,076,375
Matthew Fiorilli(6)
Termination Without Cause(4)	$5,306,025	$—	$58,336	$786,365	$6,150,726
Voluntary Termination(5)	$1,768,675	$—	$—	$—	$1,768,675
Change in Control (No Termination)	$—	$—	$—	$—	$—
Change in Control + Termination(4)	$5,306,025	$—	$58,336	$786,365	$6,150,726
(1)

Represents the value of unvested deferred cash awards that would vest and become payable, subject to the execution and non-revocation of a release of claims, on a termination by the Company other than for “cause” (including by reason of death or disability) or upon Ms. D’Elia’s “constructive termination” on March 2, 2019. These deferred cash awards are based solely on time vesting and were granted to Ms. D’Elia prior to her becoming an NEO.

(2)

Represents the value of unvested outstanding restricted stock that would accelerate and vest on a termination occurring on March 2, 2019. The value is calculated by multiplying the number of shares of restricted stock that accelerate and vest by the Per Share Closing Price. The value of accelerated restricted stock includes dividends on the underlying shares of the applicable restricted stock that are subject to the same vesting restrictions that apply to the entire restricted stock. The value of accrued dividends credited as of March 2, 2019 and included above were approximately: $5,045 for Mr. Castagna; $2,730 for Ms. Lattmann; $11,209 for Ms. D’Elia; and $5,045 for Mr. Fiorilli.

(3)

Represents the value of unvested outstanding PSU awards that would accelerate and vest on a termination without cause (or, in the cases of Ms. Lattmann and Ms. D’Elia, also in the event of a “constructive termination,” as defined in their respective employment agreements), subject to attainment of any applicable performance goals and after the Compensation Committee certifies achievement of the applicable performance test. These values represent acceleration of the portion of (i) the May 2015 PSU awards for which the three-year performance test has been met, (ii) the May 2016 PSU awards subject to the three-year performance test at target, which result was reasonably estimable on March 2, 2019 based on assumptions regarding the performance of the peer companies and (iii) the May 2018 PSU awards subject to the one-year performance test at target. The portion of May 2017 and May 2018 PSU awards subject to a three-year performance test, based on relative performance against the peer companies, was substantially uncertain on March 2, 2019 and is not included. The value of accelerated PSU awards includes dividend equivalents on the underlying shares of the applicable PSU award that are subject to the same vesting restrictions that apply to the entire PSU award. The value of accrued dividend equivalents credited as of March 2, 2019 and included above were approximately: $56,249 for Mr. Castagna; $33,718 for Ms. Lattmann; $2,584 for Ms. D’Elia; and $45,262 for Mr. Fiorilli. For a more complete discussion of the metrics and method of calculating the applicable performance metrics for PSU awards, please see the discussion of PSUs in the Equity Compensation section of the Compensation Discussion & Analysis above.

(4)	Cash severance represents three times current salary payable over a period of three years following a termination without cause.

(5)	Cash severance represents one times current salary payable over a period of one year.

(6)	In the event of a termination of employment due to death or disability, the NEO (or the executive’s estate) will receive the same payments as if there were a “Termination Without Cause.”

EXECUTIVE COMPENSATION

CEO Pay Ratio

The Company has prepared the following information required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, regarding the ratio of the compensation of our CEO to that of the Company’s median employee, using certain permitted methodologies.

The median employee at the Company, not counting the CEO, was determined by:

•

using our total employee population (whether employed on a full-time, part-time, seasonal or temporary basis), which as of March 2, 2019, the Company’s fiscal year end, includes approximately 62,000 employees, comprised of approximately 59,900 U.S. employees and approximately 2,100 non-U.S. employees; of our total number of employees, more than 50% were part-time and more than 90% were hourly;

•	using payroll records as of March 2, 2019, the Company’s fiscal year end; and

•

excluding, under the de minimis exemption to the pay ratio rule, all of our associates in each of Canada (2,086), Mexico (7), Panama (4) and the Dominican Republic (4), which in total are 2,101 associates, or approximately 3.7%, of our total associate population, excluding the CEO.

The median employee was identified using the total cash compensation, which, for this purpose, included base salary, bonus and commissions, per payroll records for the twelve months ended March 2, 2019 and pay for any permanent full-time and part-time associates (whether salaried or hourly) who were not employed for the full fiscal year were annualized.

The individual identified as the median employee is a part-time hourly associate working in a Bed Bath & Beyond store receiving a total annual compensation for fiscal 2018 of $15,474. The identification of the median employee was influenced by the Company having a workforce significantly composed of part-time, hourly store associates.

The compensation of the Company’s CEO for fiscal 2018 as reported in the Summary Compensation Table was $12,146,954. This includes the grant date fair value of stock awards and stock options which may not necessarily reflect the actual value, if any, that may be realized by the CEO. The ratio of the annual total compensation of the Company’s CEO to that of the median employee was estimated to be 785:1, about 18% lower than in the prior year. This estimate was calculated in a manner consistent with the applicable SEC rules and guidance, based upon the payroll and employment records of the Company. The rules and guidance applicable to this disclosure permit a variety of methods and a range of reasonable estimates and assumptions to reflect compensation practices. Therefore, the pay ratio reported by other companies in similar industries may well not be comparable to the pay ratio reported above.

In connection with the preparation of the foregoing disclosure, management has provided the Compensation Committee with the analysis of the CEO to median employee pay ratio and accompanying contextual narrative, for its information when setting executive pay decisions.

PROPOSAL 3—APPROVAL, BY NON-BINDING VOTE, OF 2018 EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, the Company is providing its shareholders the opportunity to cast an advisory vote on the compensation of its Named Executive Officers (NEOs) for fiscal 2018. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on NEOs’ compensation.

The Board of Directors recommends a vote in favor of the following resolutions:

“RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2018, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by shareholders in the Compensation Committee’s ongoing engagement, discussed above, and considers the views provided by shareholders when making future compensation decisions for NEOs. The affirmative vote of the holders of a majority of the votes cast by our shareholders in person or represented by proxy and entitled to vote is required to approve this proposal.

We believe the preceding Compensation Discussion and Analysis, including the significant changes in equity compensation design implemented for fiscal 2019 by the newly constituted Compensation Committee, reflects the Committee’s receptiveness and responsiveness to shareholder concerns regarding executive compensation, and supports the recommendation by the Board of a vote approving the fiscal 2018 executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS FOR FISCAL 2018 AS DISCLOSED IN THIS PROXY STATEMENT.

OUR SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of May 29, 2019 by (i) each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock; (ii) our NEOs; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group. Ownership data with respect to our institutional shareholders is based upon information publicly available as described in the footnotes below.

The following table gives effect to the shares of common stock issuable within 60 days of May 29, 2019 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 128,241,085 shares of our common stock outstanding at May 29, 2019. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083.

Name	Position	Number of Shares of Common Stock Beneficially Owned and Percent of Class
BlackRock, Inc.		16,426,666	(1)	12.5%
The Vanguard Group		14,909,473	(2)	11.4%
FMR LLC		14,715,996	(3)	11.2%
Dimensional Fund Advisors LP		11,259,473	(4)	8.6%
Contrarius Investment Management Limited		9,207,291	(5)	7.0%
TIAA-CREF Investment Management, LLC		7,047,876	(6)	5.4%
Warren Eisenberg	Co-Chairman Emeritus and Co-Founder	2,078,575	(7)	1.6%
Leonard Feinstein	Co-Chairman Emeritus and Co-Founder	1,990,532	(8)	1.6%
Steven H. Temares	Former Chief Executive Officer and Director	2,606,413	(9)(10)	2.0%
Arthur Stark	Former President and Chief Merchandising Officer	178,117	(11)	*
Eugene A. Castagna	President & Chief Operating Officer	362,376	(12)	*
Susan E. Lattmann	Chief Administrative Officer	171,970	(13)	*
Robyn M. D’Elia	Chief Financial Officer & Treasurer	15,543	(14)	*
Matthew Fiorilli	Senior Vice President—Stores	319,761	(15)	*
Stephanie Bell-Rose	Director	4,086		*
Harriett Edelman	Director	—		*
John E. Fleming	Director	5,000		*
Patrick R. Gaston	Director	33,290		*
Sue E. Gove	Director	—		*
Jeffrey A. Kirwan	Director	—		*
JB Osborne	Director	4,086		*
Harsha Ramalingam	Director	—		*
Virginia P. Ruesterholz	Director	10,760		*
Joshua E. Schechter	Director	—		*
Andrea Weiss	Director	—		*
Mary A. Winston	Interim Chief Executive Officer and Director	—		*
Ann Yerger	Director	—		*
All Directors and Executive Officers as a Group (17 persons)		926,872		0.7%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	Less than 1% of the outstanding common stock of the Company.

(1)

Information regarding BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC on January 24, 2019 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power of 15,930,440 shares of common stock and sole dispositive power of 16,426,666 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Information regarding The Vanguard Group was obtained from a Schedule 13G filed with the SEC on May 10, 2019 by The Vanguard Group. The Schedule 13G states that The Vanguard Group has sole voting power of 131,050 shares of common stock, shared voting power of 19,600 shares of common stock, sole dispositive power of 14,773,227 shares of common stock and shared dispositive power of 136,246 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Information regarding FMR LLC was obtained from a Schedule 13G filed with the SEC on February 13, 2019 by FMR LLC. The Schedule 13G states that FMR LLC has sole voting power of 2,338,974 shares of common stock and sole dispositive power of 14,715,996 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

Information regarding Dimensional Fund Advisors LP was obtained from a Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting power of 11,055,063 shares of common stock and sole dispositive power of 11,259,473 shares of common stock. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(5)

Information regarding Contrarius Investment Management Limited was obtained from a Schedule 13G filed with the SEC on February 5, 2019 by Contrarius Investment Management Limited. The Schedule 13G states that Contrarius Investment Management Limited has shared voting power of 9,207,291 shares of common stock and shared dispositive power of 9,207,291 shares of common stock. The address of Contrarius Investment Management Limited is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands.

(6)

Information regarding TIAA-CREF Investment Management, LLC was obtained from a Schedule 13G filed with the SEC on February 14, 2019 by TIAA-CREF Investment Management, LLC. The Schedule 13G states that TIAA-CREF Investment Management, LLC has sole voting power of 7,047,876 shares of common stock and sole dispositive power of 7,047,876 shares of common stock. The address of TIAA-CREF Investment Management LLC is 730 Third Avenue, New York, NY, 10017.

(7)

The shares shown as being owned by Mr. Eisenberg include: (a) 959,933 shares owned by Mr. Eisenberg individually; (b) 117,700 shares issuable pursuant to stock options granted to Mr. Eisenberg that are exercisable; (c) 653,000 shares owned by a foundation of which Mr. Eisenberg and his family members are trustees and officers; and (d) 347,942 shares owned by Mr. Eisenberg’s spouse. Mr. Eisenberg has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee. On April 21, 2019, Mr. Eisenberg transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of this transition, Mr. Eisenberg ceased to be an officer of the Company effective April 21, 2019.

(8)

The shares shown as being owned by Mr. Feinstein include: (a) 823,614 shares owned by Mr. Feinstein individually; (b) 117,700 shares issuable pursuant to stock options granted to Mr. Feinstein that are exercisable; (c) 503,000 shares owned by a foundation of which Mr. Feinstein and his family members are directors and officers; (d) 204,978 shares held by trusts for the benefit of Mr. Feinstein’s family members; and (e) 341,240 shares owned by Mr. Feinstein’s spouse. Mr. Feinstein has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee. On April 21, 2019, Mr. Feinstein transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of this transition, Mr. Feinstein ceased to be an officer of the Company effective April 21, 2019.

(9)

The shares shown as being owned by Mr. Temares include: (a) 916,039 shares owned by Mr. Temares individually; (b) 1,586,038 shares issuable pursuant to stock options granted to Mr. Temares that are exercisable or become exercisable within 60 days; (c) 99,336 shares owned by a family limited partnership, of which Mr. Temares and his spouse are the sole general partners, and of which Mr. Temares and his spouse serve as limited partners together with trusts for the benefit of Mr. Temares, his spouse and his children; and (d) 5,000 shares owned by a family limited partnership established by Mr. Temares’ mother. Mr. Temares has sole voting power with respect to the shares held by him individually and the above described family limited partnership but disclaims beneficial ownership of the shares owned by the family limited partnership established by Mr. Temares’ mother.

(10)	On May 12, 2019, Mr. Temares stepped down as Chief Executive Officer and on May 13, 2019, resigned from the Board of Directors of the Company.

(11)	The shares shown as being owned by Mr. Stark include 178,117 shares owned by Mr. Stark individually. Mr. Stark departed from the Company effective as of May 17, 2018.

(12)

The shares shown as being owned by Mr. Castagna include: (a) 150,508 shares owned by Mr. Castagna individually; and (b) 211,868 shares issuable pursuant to stock options granted to Mr. Castagna that are exercisable.

(13)

The shares shown as being owned by Ms. Lattmann include: (a) 64,827 shares owned by Ms. Lattmann individually; (b) 106,569 shares issuable pursuant to stock options granted to Ms. Lattmann that are exercisable; and (c) 574 shares of restricted stock.

(14)	The shares shown as being owned by Ms. D’Elia include: (a) 8,831 shares owned by Ms. D’Elia individually; and (b) 6,712 shares of restricted stock.

(15)

The shares shown as being owned by Mr. Fiorilli include: (a) 133,951 shares owned by Mr. Fiorilli individually; and (b) 185,810 shares issuable pursuant to stock options granted to Mr. Fiorilli that are exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for fiscal 2018, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors and executive officers.

OTHER MATTERS

Questions and Answers

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Bed Bath & Beyond Inc., a New York corporation, of proxies to be voted at our 2019 Annual Meeting of Shareholders and at any adjournment or adjournments.

This Proxy Statement, the proxy card and our 2018 Annual Report are being mailed starting on or about July 1, 2019.

The information regarding stock ownership and other matters in this Proxy Statement is as of the record date, May 29, 2019, unless otherwise indicated.

What may I vote on?

You may vote on the following proposals:

•	election of 13 directors to hold office until the Annual Meeting in 2020 (Proposal 1);

•	ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending February 29, 2020 (“fiscal 2019”) (Proposal 2); and

•	consider the approval, by non-binding vote, of the 2018 compensation paid to the Company’s Named Executive Officers (commonly known as a “say-on-pay” proposal (Proposal 3).

THE BOARD RECOMMENDS THAT YOU VOTE:

•	FOR the election of the 13 directors;

•	FOR the ratification of the appointment of auditors; and

•	FOR the say-on-pay proposal.

Who may vote?

Shareholders of record of the Company’s common stock at the close of business on May 29, 2019 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 128,241,085 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Who is entitled to attend the Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed proxy holders, may attend the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and proxy holder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

How do I vote?

The Company encourages you to use the electronic means available to you to vote your shares. How you vote will depend on how you hold your shares of Bed Bath & Beyond Inc. common stock.

OTHER MATTERS

Shareholder of Record

If your shares are registered directly in your name with Bed Bath & Beyond Inc.’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. If you hold restricted stock under the 2012 Plan, you are also considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote by proxy through any of the below methods.

Vote by Internet www.fcrvote.com/bbby	Vote by Phone 1-866-307-6114	Vote by Mail First Coast Results, Inc. PO Box 3672 Ponte Vedra Beach, FL 32004

Voting by any of these methods will not affect your right to attend the Annual Meeting and vote in person. However, for those who will not be voting at the Annual Meeting in person, your proxy must be received by no later than 11:59 p.m. Eastern Time on July 24, 2019.

Beneficial Owner

Most shareholders of Bed Bath & Beyond Inc. hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee on how to vote your shares. If you hold your shares through a New York Stock Exchange member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to the appointment of the Company’s auditors, but not with respect to any other proposal, as more fully described under “What is a broker ‘non-vote’?”.

Can I change my vote?

Yes. If you are the shareholder of record, you may revoke your proxy before it is exercised by doing any of the following:

•	sending a letter to the Company stating that your proxy is revoked;

•	signing a new proxy and sending it to the Company; or

•	attending the Annual Meeting and voting by ballot.

Beneficial owners should contact their broker or nominee for instructions on changing their vote.

How many votes must be present to hold the Annual Meeting?

A “quorum” is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum but are not counted for purposes of determining any of the proposals to be voted on.

How many votes are needed to approve the proposals?

At the Annual Meeting, a “FOR” vote by a majority of votes cast is required to (i) elect each nominee for director (Proposal 1), (ii) ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal 2019 (Proposal 2) and (iii) approve, by non-binding vote, the say-on-pay proposal (Proposal 3).

A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST.”

OTHER MATTERS

With respect to Proposal 1, the election of directors, if a nominee who is an incumbent director fails to receive a “FOR” vote by a majority of votes cast, then such nominee must immediately tender his or her resignation, and the Board will decide, through a process managed by the Nominating and Corporate Governance Committee (excluding from the process such nominee), whether to accept the resignation. In the event of such a situation, the Board intends to complete this process promptly after the Annual Meeting but no later than 90 days from the date of the certification of the election results. The Company will file a Form 8-K to disclose its decision and an explanation of such decision.

What is an abstention?

An abstention is a properly signed proxy card which is marked “abstain.”

What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current applicable rules, Proposal 2 is a “discretionary” item upon which brokers that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

However, brokers that hold shares as nominee may not vote on behalf of the beneficial owners on the following proposals unless you provide voting instructions: Proposal 1, the election of directors; and Proposal 3, the say-on-pay proposal. Therefore, if your shares are held by such nominee, please instruct your broker regarding how to vote your shares on each of these proposals. This will ensure that your shares are counted with respect to each of these proposals.

What if I receive more than one proxy card and/or voting instruction card?

This means that you have multiple accounts holding shares of the Company. These may include: accounts with our transfer agent; shares held by the administrator of our employee stock purchase plan; and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of April 1, 2019, which is the date by which any proposal for consideration at the Annual Meeting submitted by a shareholder must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by directors or associates of the Company. The Company has engaged D.F. King & Co., Inc. (“D.F. King”), for a fee of approximately $20,000 plus expenses, to assist in the solicitation of proxies. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this document or our 2018 Annual Report on Form 10-K, please contact: Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, NJ 07083, Attention: Investor Relations Dept., Telephone: (908) 613-5820. These documents are also available in the investor relations section of the Company’s website at www.bedbathandbeyond.com.

Certain Relationships and Related Transactions

The Company’s Audit Committee reviews and, if appropriate, approves transactions brought to the Committee’s attention in which the Company is a participant and the amount involved exceeds $120,000, and in which, in general, beneficial owners of more than 5% of the Company’s common stock, the Company’s directors, nominees for director, executive officers, and members of their respective immediate families, have a direct or indirect material interest. The Committee’s responsibility with respect to the review and approval of these transactions is set forth in the Audit Committee’s charter.

OTHER MATTERS

Martin Eisenberg, a son of Warren Eisenberg, the Company’s Co-Chairman Emeritus, is the Company’s Regional Vice President for the Northeast Region, with responsibilities in areas that include store operations, merchandising, store design and product sourcing. For fiscal 2018, his salary was $556,991 and he received other benefits consistent with his position and tenure, including a restricted stock award valued at $37,500, cash awards valued at $112,500, a car allowance and employer 401(k) match aggregating approximately $9,375. In fiscal 2018, he received dividends of $3,261 that were paid on previously unvested stock awards that vested in fiscal 2018. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid. He has been employed by the Company since 1977.

Ronald Eisenberg, a son of Warren Eisenberg, the Company’s Co-Chairman Emeritus, was the founder and owner of Chef Central, Inc., a retailer of kitchenware, cookware and homeware items catering to cooking and baking enthusiasts, and certain assets of which the Company acquired on January 27, 2017 (the “Acquisition”). The Acquisition was for a cash purchase price of $1,000,000, and incremental earnout payments potentially aggregating up to $1,250,000. The incremental earnout payments are dependent on the opening and continuing in operation, which opening and operation are at the Company’s discretion, of up to 50 free-standing stores (or specialty departments within the Company’s stores) operating under the Chef Central or other agreed upon branding. Following the Acquisition, he joined the Company as an employee to build Chef Central branded stores or departments. For fiscal 2018, his salary was $254,808, and he received other benefits consistent with his position and tenure, including a restricted stock award valued at $15,000 and cash awards valued at $45,000. In fiscal 2018, he received dividends of $174 that were paid on previously unvested stock awards that vested in fiscal 2018. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid. In addition, in fiscal 2018, he received an earnout payment of $50,000 related to the Acquisition.

Mr. Eisenberg ceased to be an officer of the Company effective April 21, 2019.

A brother-in-law of Arthur Stark, the Company’s Former President and Chief Merchandising Officer, earned in his capacity as a sales representative employed by Blue Ridge Home Fashions commissions aggregating approximately $85,000 on sales of merchandise in fiscal 2018 by Blue Ridge Home Fashions to the Company in the amount of approximately $8.5 million. Additionally, a son-in-law of Mr. Stark is a managing member and has a minority equity interest in Colordrift LLC which had aggregate sales of merchandise to the Company of approximately $4.3 million in fiscal 2018. Colordrift LLC had a pre-existing sales relationship with the Company at the time such managing member became Mr. Stark’s son-in-law, which was during the Company’s fiscal 2012 year. Mr. Stark departed from the Company effective as of May 17, 2018.

Resolution of Potential Contested Solicitation

On March 26, 2019, the Company received notice from Legion Partners Holdings, LLC (together with its affiliates, “Legion Partners”), Macellum Advisors GP, LLC (together with its affiliates, “Macellum”) and Ancora Advisors, LLC (together with its affiliates, and together with Legion Partners and Macellum, collectively the “Investor Group”) announcing its nomination of 16 candidates for election to the Board at the 2019 Annual Meeting.

On May 28, 2019, the Company entered into a cooperation and support agreement (the “Cooperation and Support Agreement”) with the Investor Group pursuant to which, among other things, the Company agreed to appoint the following four new independent directors: John E. Fleming; Sue E. Gove; Jeffrey A. Kirwan; and Joshua E. Schechter, and the Investor Group terminated its proxy contest against the Company for the 2019 Annual Meeting and withdrew its nominations.

The terms of the Cooperation and Support Agreement has been publicly filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2019. Under the Cooperation and Support Agreement, the Company agreed to reimburse the Investor Group for up to $1,050,000 of its reasonable, documented, out-of-pocket third-party expenses, including attorneys’ fees and expenses, as actually incurred by the Investor Group in connection with the 2019 Annual Meeting, the Investor Group’s involvement with the Company prior to the execution of the Cooperation and Support Agreement and the negotiation and execution of the Cooperation and Support Agreement.

The foregoing summary of the Cooperation and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation and Support Agreement.

OTHER MATTERS

Householding

Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.

If you are a record holder who participates in householding and wish to receive separate copies of the proxy materials for the 2019 Annual Meeting or future Annual Meetings, then please contact the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083, or calling 908-613-5820. We will promptly deliver separate copies of the proxy materials for the 2019 Annual Meeting upon receiving your request.

If you are a record holder who is eligible for householding and do not currently participate in the program but would like to, then please contact the Secretary of the Company at the address or phone number indicated above.

If you are a beneficial owner, then please contact your stockbroker, bank or other holder of record to receive one or separate copies of the proxy materials.

Next Year’s Annual Meeting

Proposals which shareholders intend to be eligible for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders pursuant to the SEC’s proxy rules (i.e., Rule 14a-8) must be received by the Company no later than March 3, 2020.

Any shareholder intending to include a director nominee in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders pursuant to Article II, Section 11 of the Company’s Amended and Restated Bylaws (i.e. proxy access) should carefully review the requirements for using proxy access, as described in such Section. The Company must receive a shareholder’s nomination, with all required information, between the close of business on February 2, 2020 and the close of business on March 3, 2020.

Under the Company’s Amended and Restated Bylaws, any proposal for consideration at the 2020 Annual Meeting of Shareholders submitted by a shareholder other than pursuant to the two methods described above will be considered timely only if it is received by the Company between the close of business on March 27, 2020 and the close of business on April 26, 2020, and is otherwise in compliance with the requirements set forth in the Company’s Amended and Restated By-laws. If the date of the 2020 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2019 Annual Meeting of Shareholders, notice must be received no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2020 Annual Meeting of Shareholders, or if the first public announcement of the date of the 2020 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2020 Annual Meeting of Shareholders, the 10th day following the date on which notice of the date of the meeting is given to shareholders or made public, whichever occurs first.

Any information required to be received by the Company, as described above, should be sent to the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083, Attn: c/o General Counsel.

PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., Eastern Time, on July 24, 2019. VOTE BY INTERNET WWW.FCRVOTE.COM/BBBY Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on July 24, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. OR VOTE BY TELEPHONE 1-866-307-6114 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on July 24, 2019. Have your proxy card in hand when you call and then follow the instructions. OR VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. CONTROL NUMBER If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. BED BATH & BEYOND INC. PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3. 1. To elect 13 directors until the Annual Meeting in 2020 and until their respective successors have been elected and qualified. For Against Abstain For Against Abstain 1a. Patrick R. Gaston 1h. Johnathan B. (JB) Osborne 1b. Mary A. Winston 1i. Harsha Ramalingam 1c. Stephanie Bell-Rose 1j. Virginia P. Ruesterholz 1d. Harriet Edelman 1k. Joshua E. Schechter 1e. John E. Fleming 1l. Andrea Weiss 1f. Sue E. Gove 1m. Ann Yerger 1g. Jeffrey A. Kirwan 2. To ratify the appointment of KPMG LLP as independent auditors for the 2019 fiscal year. 3. To approve, by non-binding vote, the 2018 compensation paid to the Company's Named Executive Officers (commonly known as a "say-on-pay" proposal). 4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments. For Against Abstain Signature (Capacity) Signature (If jointly held) Date Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, JULY 24, 2019, TO BE INCLUDED IN THE VOTING RESULTS. (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE) If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing. BED BATH & BEYOND INC. ANNUAL MEETING OF SHAREHOLDERS JULY 25, 2019, 9:00 A.M. PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Patrick R. Gaston, Mary A. Winston and Allan Rauch, or either one of them, acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Bed Bath & Beyond Inc. held of record by the undersigned on May 29, 2019 at the Annual Meeting of Shareholders to be held on July 25, 2019 or any adjournment thereof. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED, FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, AND FOR PROPOSAL 3. CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.